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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-12

                                               AVAYA INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

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                                     [LOGO]

                               211 MT. AIRY ROAD
                        BASKING RIDGE, NEW JERSEY 07920

Patricia F. Russo
Chairman of the Board

Donald K. Peterson
President and Chief Executive Officer

                                                                 January 8, 2002

Dear Shareholder:

    You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Avaya Inc., which will be held at 9:00 a.m., Eastern Standard Time, on Tuesday, February 26, 2002, at the Raritan Valley Community College, Rt. 28 and Lamington Rd., North Branch, New Jersey 08876.

    The enclosed Notice and Proxy Statement contain complete information about matters to be considered at the Annual Meeting, at which Avaya's business and operations will also be reviewed. Only shareholders and their proxies are invited to attend the Annual Meeting.

    If you plan to attend, please check the box provided on the proxy card. Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card or to vote over the Internet or by telephone, so that your shares will be represented and voted at the Annual Meeting.

                                      Sincerely yours,

                                      PATRICIA F. RUSSO    DONALD K. PETERSON

                                     [LOGO]

                               211 MT. AIRY ROAD
                        BASKING RIDGE, NEW JERSEY 07920

                            ------------------------

                                 NOTICE OF THE
                      2002 ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                                                                 January 8, 2002

To our Shareholders:

    The Annual Meeting of Shareholders of Avaya Inc., a Delaware corporation, will be held on Tuesday, February 26, 2002 at 9:00 a.m., Eastern Standard Time, at the Raritan Valley Community College, Rt. 28 and Lamington Rd., North Branch, New Jersey 08876 for the following purposes:

    (1) To elect two Directors;

    (2) To approve the adoption of the Avaya Inc. 2000 Long Term Incentive Plan;

    (3) To approve the adoption of the Avaya Inc. Short Term Incentive Plan;

    (4) To consider and vote upon an amendment to the Certificate of Designations, Preferences and Rights of Series B Convertible Participating Preferred Stock;

    (5) To consider and vote upon proposals to amend Avaya's Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, one of three different reverse/forward stock splits;

    (6) To consider and vote upon a shareholder proposal; and

    (7) To transact such other business as may properly come before the meeting.

    The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on December 31, 2001.

    A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the location of the Annual Meeting on February 26, 2002 and during ordinary business hours for ten days prior to the meeting at 211 Mt. Airy Road, Basking Ridge, New Jersey 07920.

                                      By Order of the Board of Directors

                                      PAMELA F. CRAVEN

                                      SECRETARY

                 WE URGE SHAREHOLDERS TO MARK, SIGN AND RETURN
                      PROMPTLY THE ACCOMPANYING PROXY CARD
                  OR TO VOTE OVER THE INTERNET OR BY TELEPHONE

                                     [LOGO]

                               211 MT. AIRY ROAD
                        BASKING RIDGE, NEW JERSEY 07920

                            ------------------------

                                PROXY STATEMENT
                  FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

ABOUT THE ANNUAL MEETING

    WHY HAVE I RECEIVED THESE MATERIALS?

    The accompanying proxy, being mailed to shareholders on or about January 8, 2002, is solicited by the Board of Directors of Avaya Inc. (referred to throughout this Proxy Statement as "Avaya" or "we" or "our") in connection with our Annual Meeting of Shareholders that will take place on Tuesday, February 26, 2002. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

    WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

    Holders of common stock ("Common Stock") and Series B Convertible Participating Preferred Stock ("Series B Stock") of Avaya as of the close of business on December 31, 2001 will be entitled to vote at the Annual Meeting. On October 1, 2001, there were outstanding and entitled to vote 286,887,913 shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting. On October 1, 2001, there were outstanding 4,000,000 shares of Series B Stock. On October 1, 2001, on an as-converted basis, such Series B Stock would represent 15,975,952 shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting. For more information about the voting rights of holders of Series B Stock, please see "Corporate Governance and Related Matters--Certain Relationships and Related Party Transactions."

    HOW DO I VOTE MY SHARES AT THE ANNUAL MEETING?

    If you are a "record" shareholder of Common Stock (that is, if you hold Common Stock in your own name in Avaya's stock records maintained by our transfer agent, The Bank of New York), or if you are a record holder of Series B Stock (that is, you hold Series B Stock in your own name in Avaya's stock records maintained by Avaya), you may complete and sign the accompanying proxy card and return it to Avaya or deliver it in person. In addition, you may vote through the Internet or by using a toll-free telephone number by following the instructions included with your proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 12:01 a.m. Eastern Standard Time on February 26, 2002.

    "Street name" shareholders of Common Stock (that is, shareholders who hold Common Stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on such form.

    If you are a participant in the Avaya Savings Plan, the Avaya Savings Plan for Salaried Employees or the Avaya Savings Plan for the Variable Workforce or hold Common Stock in an Avaya Employee Stock Purchase Plan account, you will receive one proxy card for all shares that you own through those savings plans and in such an account. That proxy card will serve as a voting instruction card for the trustees or administrators of those plans where all accounts are registered in the same name. If you own shares through the savings plans or in an Employee Stock Purchase Plan account and do not vote, the savings plan trustees will vote the plan shares in the same proportion as shares for which instructions were recieved under each savings plan, and shares held in an Employee Stock Purchase Plan account will be voted in accordance with normal brokerage industry practices.

    CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I VOTE
     ELECTRONICALLY OR BY TELEPHONE?

    Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card, through the Internet or by telephone, you may use any of those three methods to change your vote. Along those lines, you may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the Internet and telephone voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked.

    WHAT CONSTITUTES A QUORUM FOR PURPOSES OF THE ANNUAL MEETING?

    The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock and Series B Stock (on an as-converted basis) entitled to vote shall constitute a quorum for the transaction of business; provided, however, that with respect to the amendment to the Certificate of Designations (defined below), the holders of a majority of the voting power of all outstanding shares of Common Stock, together with the holders of a majority of the shares of Series B Stock (on an as-converted basis), shall constitute a quorum for that proposal. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

    WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

    The election of Directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the election of Directors.

    The amendment to the Certificate of Designations, Preferences and Rights of Series B Convertible Participating Preferred Stock, which certificate has been filed with the Secretary of State of the State of Delaware in accordance with our Restated Certificate of Incorporation (the "Certificate of Designations"), requires the affirmative vote of a majority of the outstanding shares of Series B Stock, voting as a single class, entitled to vote on the matter for approval, in addition to the affirmative vote of a majority of the outstanding shares of all other classes of stock entitled to vote on the matter for approval.

    Each of the proposals to amend Avaya's Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, one of three different reverse/forward stock splits requires the affirmative vote of a majority of the outstanding shares entitled to vote on the matter for approval.

    Each other item to be voted upon at the Annual Meeting requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter for approval. A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention on any such matter will have the effect of a negative vote on such matter. If you hold your shares in "street name" through a broker or other nominee, shares represented by "broker non-votes" will be counted in determining whether there is a quorum but will not be counted as votes cast on such matters.

    WHAT INFORMATION DO I NEED TO ATTEND THE ANNUAL MEETING?

    You will need an admission ticket to attend the Annual Meeting. If you are a record shareholder, or if you own Avaya stock through an Avaya savings plan, an admission ticket is included with this mailing and is attached to the proxy card. If you are a street name shareholder, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a bank or brokerage account statement, to our transfer agent, The Bank of New York, 28 East 28th Street, 8th Floor, New York, New York 10016. If you arrive at the Annual Meeting without an admission ticket, we will admit you if we are able to verify that you are an Avaya shareholder.

HOW DOES THE BOARD RECOMMEND THAT I VOTE MY SHARES?

    Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

    - FOR the Directors' proposal to elect the nominated Directors set forth on page 4;

    - FOR the Directors' proposal to approve the adoption of the Avaya Inc. 2000 Long Term Incentive Plan, as set forth on page 6;

    - FOR the Directors' proposal to approve the adoption of the Avaya Inc. Short Term Incentive Plan, as set forth on page 10;

    - FOR the Directors' proposal to amend the Certificate of Designations, as set forth on page 12;

    - FOR each of the three Directors' proposals to amend the Restated Certificate of Incorporation to effect, alternatively, as determined by the Board of Directors in its discretion, one of three different reverse/forward stock splits, as set forth on page 12; and

    - AGAINST the shareholder proposal, as set forth on page 25.

    With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of Avaya. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

    Avaya will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees and by a third-party proxy solicitation company. We have engaged Georgeson Shareholder, 111 Commerce Road, Carlstadt, New Jersey 07072 to assist in such solicitation at an estimated fee of $12,000 plus disbursements. We may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

IS THERE ANY INFORMATION THAT I SHOULD KNOW ABOUT FUTURE ANNUAL MEETINGS?

    SHAREHOLDER PROPOSALS

    Any shareholder who intends to present a proposal at the 2003 Annual Meeting of Shareholders (the "2003 Annual Meeting") must deliver the proposal to the Corporate Secretary at 211 Mt. Airy Road, Basking Ridge, New Jersey 07920:

    - not later than September 10, 2002, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

    - on or after December 13, 2002, and on or before January 12, 2003, if the proposal is submitted pursuant to Avaya's by-laws, in which case we are not required to include the proposal in our proxy materials.

    ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORTS

    This Proxy Statement and Avaya's 2001 Annual Report are available on Avaya's Internet site at http://investors.avaya.com/financials. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a record shareholder, you can choose this option and save Avaya the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by following the instructions provided if you vote by telephone or over the Internet. If you are a street name shareholder, please refer to the information provided by the institution that holds your shares and follow the instructions on such form for instructions on how to elect to view future proxy statements and annual reports over the Internet.

                                  I. PROPOSALS
                                  PROPOSAL 1.
                     DIRECTORS' PROPOSAL TO ELECT DIRECTORS

    Our Board of Directors consists of three classes, Class 1, Class 2 and
Class 3, with each class serving for a full three-year term. Messrs. Harris and Thomas, both of whom are Class 1 Directors, are nominees for reelection as Class 1 Directors at the Annual Meeting. If elected, they will serve until our 2005 annual meeting. The Class 2 Directors will be considered for reelection at our 2003 annual meeting. The Class 3 Directors will be considered for reelection at our 2004 annual meeting. Directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

INFORMATION WITH RESPECT TO NOMINEES AND CONTINUING DIRECTORS

    The following table sets forth information as to persons who serve as our Directors.

                      NAME                        AGE                  POSITION
                      ----                        --------   -----------------------------
Patricia F. Russo...............................     48      Chairman
Donald K. Peterson..............................     52      Vice Chairman, President and
                                                               Chief Executive Officer
Jeffrey A. Harris...............................     46      Director
Mark Leslie.....................................     56      Director
Henry B. Schacht................................     67      Director
Daniel C. Stanzione.............................     56      Director
Franklin A. Thomas..............................     67      Director

NOMINEES FOR REELECTION AT THIS ANNUAL MEETING (CLASS 1)

    JEFFREY A. HARRIS has been a Director of Avaya since October 2, 2000.
Mr. Harris is a Member and Senior Managing Director of Warburg Pincus LLC and a general partner of Warburg, Pincus & Co., where he has been employed since 1983. Mr. Harris is a director of ECsoft Group plc, Industri-Matematik International Corp., Knoll, Inc. and Spinnaker Exploration Company, as well as several privately held companies. Mr. Harris was designated for election to our board by Warburg Pincus Equity Partners, L.P. and related investment funds pursuant to the terms of those investors' equity investment in Avaya (see "Corporate Governance and Related Matters - Certain Relationships and Related Party Transactions").

    FRANKLIN A. THOMAS has been a Director of Avaya since September 30, 2000. Mr. Thomas has been a director of Lucent Technologies Inc. ("Lucent") since January 1996. Mr. Thomas also currently serves as a consultant to the TFF Study Group, a position he has held since 1996, and as Chairman of the oversight board of the September 11th Fund. Mr. Thomas was President of the Ford Foundation between 1979 and 1996. Mr. Thomas is currently a director of Alcoa Inc., Citigroup Inc., Conoco Inc., Cummins Engine Company, Inc., Lucent and PepsiCo, Inc.

DIRECTORS WITH TERMS EXPIRING IN 2003 (CLASS 2)

    HENRY B. SCHACHT has been a Director of Avaya since September 30, 2000. From October 1, 2000 until October 23, 2000, Mr. Schacht served as the Chairman of our Board of Directors. Mr. Schacht has been Chairman and Chief Executive Officer of Lucent Technologies Inc. ("Lucent") since October 23, 2000.
Mr. Schacht has been a director for Lucent since February 1996. He was Chairman of the Lucent board of directors from February 1996 to February 1998 and Chief Executive Officer of Lucent from February 1996 until October 1997. Mr. Schacht was a director of Cummins Engine Company, Inc. ("Cummins") from 1977 to April 2000, and was Chief Executive Officer of Cummins from 1973 to 1994 and Chairman of the Board for Cummins from 1977 to 1995. Mr. Schacht was a member of the AT&T Corp. ("AT&T") board of directors from 1981 until taking office with Lucent in 1996 prior to its spin-off from AT&T. Mr. Schacht is currently on a leave of absence as a managing director and senior advisor of Warburg Pincus LLC, and is a director of Alcoa Inc., Johnson & Johnson, Knoll, Inc. and The New York Times Co.

    DANIEL C. STANZIONE has been a Director of Avaya since September 30, 2000. Dr. Stanzione has served as Special Advisor to the Chairman of Lucent Technologies Inc. ("Lucent") from October 1999 to October 2000. He served as Chief Operating Officer of Lucent from November 1997 to October 1999 and as the President of Bell Laboratories at Lucent from March 1996 to October 1999.
Dr. Stanzione previously served as President of Network Systems at Lucent from March 1996 to October 1997, as President of Network Systems at AT&T Corp. ("AT&T") from January 1996 to March 1996, and as President of AT&T Bell Laboratories from January 1995 to March 1996. Dr. Stanzione is currently a director of Quest Diagnostics Incorporated.

DIRECTORS WITH TERMS EXPIRING IN 2004 (CLASS 3)

    MARK LESLIE has been a Director of Avaya since July 19, 2001. Mr. Leslie has been Chairman of the Board of Veritas Software Corporation ("Veritas") since 1997. Mr. Leslie joined the Board of Directors of Veritas in 1988. He was President and Chief Executive Officer of Veritas from 1990 to 2000. Mr. Leslie is currently a director of Brocade Communications Systems, Inc. and Keynote Systems, Inc., as well as several privately held companies.

    DONALD K. PETERSON has been the Vice Chairman of our Board of Directors since November 2000 and our President and Chief Executive Officer and a Director of Avaya since September 30, 2000. Mr. Peterson was the Executive Vice President and Chief Executive Officer of Lucent Technologies Inc.'s ("Lucent") Enterprise Networks Group from March 1, 2000 until September 30, 2000. He was Executive Vice President and Chief Financial Officer for Lucent from February 1996 until March 1, 2000. He joined AT&T Corp. ("AT&T") in 1995 and moved to Lucent following its spin-off in 1996. While at AT&T, Mr. Peterson held the positions of Vice President and Chief Financial Officer of the AT&T Communications Services Group from September 1995 until January 1996. Prior to that time,
Mr. Peterson held various senior executive positions at Northern Telecom Ltd. ("Northern Telecom"), where he worked from 1976 through September 1995.
Mr. Peterson is a director of The Reynolds and Reynolds Company.

    PATRICIA F. RUSSO has been the Chairman of our Board of Directors since December 2000. Ms. Russo has been President and Chief Operating Officer of Eastman Kodak Company since April 2001. From October 1999 until August 2000,
Ms. Russo was the Executive Vice President and Chief Executive Officer of Lucent Technologies Inc.'s ("Lucent") Service Provider Networks Group and was the Executive Vice President, Corporate Operations of Lucent from December 1996 until October 1999. From 1992 until December 1996, she was the President of Lucent's Business Communications Group, whose businesses comprised many of the businesses contributed to us in connection with our spin-off from Lucent.
Ms. Russo is a director of Schering-Plough Corporation and Eastman Kodak
Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. HARRIS AND THOMAS AS CLASS 1 DIRECTORS.

                                  PROPOSAL 2.
  DIRECTORS' PROPOSAL TO APPROVE THE ADOPTION OF THE AVAYA INC. 2000 LONG TERM
                                 INCENTIVE PLAN

    On September 13, 2000, our Board of Directors adopted the Avaya Inc. 2000 Long Term Incentive Plan (the "Plan"), effective that date, for the benefit of our executive officers and some of our other employees. The Plan, which is administered by our Corporate Governance and Compensation Committee, is distinct from any other broad-based plan that we have adopted or may adopt for the grant of stock options to our employees more generally. In order to ensure that compensation paid pursuant to the Plan can qualify as "performance-based compensation" not subject to the limitation on deductibility of executive compensation in excess of $1 million, we are submitting the Plan for your approval. Below is a summary of the material provisions of the Plan. A complete copy of the Plan has been filed with the Securities and Exchange Commission ("SEC") for your reference.

ELIGIBLE EMPLOYEES

    Executive officers and other employees, actively employed by Avaya or its subsidiaries, may be selected by the Corporate Governance and Compensation Committee to receive an award under the Plan.

AWARDS

    The Plan provides for the grant of incentive stock options ("ISOs") that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options, stock appreciation rights, restricted stock awards, performance awards, dividend equivalents and other stock unit awards, as such terms are defined in the Plan.

AWARDS TO "COVERED EMPLOYEES"

    The Plan also provides that, if the Corporate Governance and Compensation Committee determines at the time that a restricted stock award, performance award or other stock unit award is established for a participant that such participant is, or may be as of the end of the tax year in which Avaya would claim a tax deduction in connection with such award, a "covered employee" within the meaning of Section 162(m) of the Code (i.e., the Chief Executive Officer or one of the four other most highly compensated officers of Avaya), then the Corporate Governance and Compensation Committee may make payment of the award subject to Avaya having a level of net income specified by the Corporate Governance and Compensation Committee. The Corporate Governance and Compensation Committee will also have the discretion to reduce, but not increase, the final amount of any such award that is a performance award or other stock unit award based on criteria such as individual merit and company performance based on specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return or cost control.

SHARES AVAILABLE

    Twenty-five million shares of our Common Stock were originally available for awards granted under the Plan, and, as of October 1, 2001, stock options and restricted stock units for approximately 18.4 million shares of Common Stock have been issued under the Plan. During the five-year term of the plan, no more than 2 million shares of our Common Stock are available for the grant of ISOs. No individual may be granted awards with respect to more than 5 million shares of our Common Stock over the remaining term of the Plan, ending October 1, 2005.

    Any shares issued by us through the assumption or substitution of outstanding grants from our former parent, Lucent Technologies Inc. ("Lucent"), or an acquired company do not reduce the number of shares of our Common Stock available for grants under the Plan. Any shares of our

Common Stock issued under the Plan, including in connection with substitute awards, may consist, in whole or in part, of authorized and unissued shares of our Common Stock or treasury shares of our Common Stock or shares of our Common Stock purchased in the open market. If any shares of our Common Stock subject to any award are forfeited or such award otherwise terminates without the issuance of such shares of our Common Stock or of other consideration in lieu of such shares, the shares of our Common Stock subject to such award, to the extent of any such forfeiture or termination, will again be available for grant under the Plan. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the shares of our Common Stock, such adjustment will be made in the aggregate number, class and kind of shares of our Common Stock or other consideration which may be delivered under the Plan, in the number, class, kind and option or exercise price of shares of our Common Stock subject to outstanding awards, and in the number, class and kind of shares of our Common Stock subject to awards granted under the Plan, as may be determined to be appropriate by the Corporate Governance and Compensation Committee, in its sole discretion; provided that the number of shares of our Common Stock subject to any award will always be a whole number.

OPTIONS; STOCK APPRECIATION RIGHTS

    Options to purchase shares of our Common Stock may be granted under the Plan, either alone or in addition to other awards. Except in the case of substitute awards, the purchase price per share of our Common Stock purchasable under an option will be determined by our Corporate Governance and Compensation Committee, in its sole discretion; provided that such purchase price will not be less than the fair market value, as defined in the Plan, of a share of our Common Stock on the date of the grant of the option. The term of each option will be fixed by our Corporate Governance and Compensation Committee in its sole discretion; provided that no ISO will be exercisable after the expiration of 10 years from the date of grant. Options will be exercisable at such time or times as determined by our Corporate Governance and Compensation Committee at or subsequent to grant. Subject to the other provisions of the Plan and any applicable award agreement, any option may be exercised by the participant in such form or forms, including, without limitation, payment by delivery of cash, shares of our Common Stock or other consideration including, where permitted by law and our Corporate Governance and Compensation Committee, awards having a fair market value on the exercise date equal to the total option price, or by any combination of cash, shares of our Common Stock and other consideration as our Corporate Governance and Compensation Committee may specify in the applicable award agreement.

    In its sole discretion, our Corporate Governance and Compensation Committee may provide, at the time of grant, that the shares of Common Stock to be issued upon an option's exercise will be in the form of restricted stock or other similar securities, or may reserve the right so to provide after the time of grant. Upon termination of employment, other than for death, disability or retirement, a participant forfeits all unexercisable options and may exercise all exercisable options within 90 days following such termination, except that, if such termination is the result of some actions initiated by us, the participant may exercise a portion of the previously unexercisable options within such 90 day period.

    Stock appreciation rights may be granted to participants either alone or in addition to other awards and may, but need not, relate to a specific option. Any stock appreciation rights related to an option other than an ISO may be granted at the same time such option is granted or at any time thereafter before exercise or expiration of such option. Any stock appreciation right related to an ISO must be granted at the same time such option is granted. In the case of any stock appreciation right related to any option, the stock appreciation right or applicable portion thereof will terminate and no longer be exercisable upon the termination or exercise of the related option, except that any stock appreciation right granted with respect to less than the full number of shares of our Common Stock covered by a related option will not be reduced except to the extent that the number of shares of our

Common Stock affected by the exercise or termination of the related option exceeds the number of shares of our Common Stock not covered by the stock appreciation right. Any option related to any stock appreciation right will no longer be exercisable to the extent the related stock appreciation right has been exercised. Our Corporate Governance and Compensation Committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.

PERFORMANCE SHARES OF COMMON STOCK

    Performance-based equity awards may be issued to participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the Plan. The performance criteria to be achieved during any performance period under the Plan and the length of the performance period will be determined by our Corporate Governance and Compensation Committee upon the grant of each performance award. Performance awards will generally be distributed only after the end of the relevant performance period. Performance awards may be paid in cash, Common Stock, other property or any combination thereof, in the sole discretion of our Corporate Governance and Compensation Committee at the time of payment. Performance awards may be paid in a lump sum or in installments following the close of the performance period.

OTHER STOCK UNIT AWARDS

    Other awards of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our Common Stock or other property may be granted to participants, either alone or in addition to other awards. Other stock unit awards may be paid in shares of our Common Stock, other securities, cash or any other form of property as the Corporate Governance and Compensation Committee may determine. Our Corporate Governance and Compensation Committee may impose these conditions or restrictions on the exercise of any other stock award as the committee may deem appropriate.

    Shares of our Common Stock, including securities convertible into shares of our Common Stock, may be issued for no cash consideration or for such minimum consideration as may be required by applicable law; shares of our Common Stock, including securities convertible into such shares of our Common Stock purchased pursuant to such a purchase right will be purchased for such consideration as our Corporate Governance and Compensation Committee may, in its sole discretion, determine, which, except in the case of substitute awards, will not be less than the fair market value of such shares of our Common Stock or other securities as of the date such purchase right is awarded.

RESTRICTED SHARES OF COMMON STOCK

    Restricted stock awards may be issued to participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the Plan. Except as otherwise determined by our Corporate Governance and Compensation Committee at the time of grant, upon termination of employment for any reason during the restriction period, all restricted stock awards still subject to restriction will be forfeited by the participant and reacquired by us.

CHANGE IN CONTROL

    The Plan generally provides that, unless our Corporate Governance and Compensation Committee determines otherwise at the time of grant with respect to a particular award, in the event of a "change in control," (1) any options and stock appreciation rights outstanding as of the date the change in control is determined to have occurred will become fully exercisable and vested; (2) the restrictions and deferral limitations applicable to any restricted stock awards will lapse; (3) all performance awards will be considered to be earned and payable in full, and any deferral or other restriction will lapse and such performance awards will be immediately settled or distributed; and (4) the restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards will lapse, and such other stock unit awards or other awards will become free of all restrictions, limitations or conditions and become fully vested and transferable. Please see "Executive Compensation and Other Information - Employment Contracts and Change in Control Arrangements - Change in Control Arrangements" for the definition of "change in control" under the Plan.

OTHER KEY PROVISIONS

    Our Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation may be made that would impair rights under an award theretofore granted without the participant's consent. Subject to the provisions of the Plan and any award agreement, the recipient of an award, including, without limitation, any deferred award may, if so determined by our Corporate Governance and Compensation Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares of our Common Stock covered by the award, and our Corporate Governance and Compensation Committee may provide that such amounts, if any, will be deemed to have been reinvested in additional shares of our Common Stock or otherwise reinvested.

MARKET VALUE

    The per share closing price of the Common Stock on December 5, 2001 was $12.35.

FEDERAL INCOME TAX CONSEQUENCES

    Avaya believes that, under present law, the following are the U.S. federal income tax consequences generally arising with respect to stock options. The grant of a stock option will create no tax consequences for a participant or Avaya. A participant will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and Avaya will receive no deduction when an ISO is exercised. Upon exercising a stock option other than an ISO, a participant must recognize ordinary income equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. Avaya will be entitled to a deduction for the same amount. The treatment to a participant of a disposition of Common Stock acquired through the exercise of a stock option depends on how long the shares were held and on whether the shares were acquired by exercising an ISO or by exercising a stock option other than an ISO. Generally, there will be no tax consequence to Avaya in connection with a disposition of shares of Common Stock acquired under a stock option, except that Avaya may be entitled to a deduction in the case of a disposition of shares of Common Stock acquired under an ISO before the applicable ISO holding periods have been satisfied.

NEW PLAN BENEFITS

    Following adoption of the Plan by the Board of Directors, the Board of Directors approved grants of stock options during fiscal 2001 under the Plan to the executive officers listed in the Summary Compensation Table as follows:

                                                         NUMBER OF                   NUMBER OF
                                                         RESTRICTED                  RESTRICTED
                             NUMBER OF    DOLLAR VALUE     STOCK      DOLLAR VALUE     STOCK      DOLLAR VALUE
NAME                         OPTIONS(1)       ($)*        UNITS(2)        ($)*        UNITS(3)        ($)*
----                         ----------   ------------   ----------   ------------   ----------   ------------
Donald K. Peterson.........  3,000,000     43,125,000     202,500      2,910,938      259,618      3,253,014
Garry K. McGuire, Sr.......    900,000     12,937,500      48,082        691,179       70,805        887,187
David P. Johnson...........    900,000     12,937,500      40,500        582,188       83,786      1,049,839
Michael A. Dennis..........    900,000     12,937,500      40,500        582,188       93,108      1,166,643
Karyn Mashima..............    900,000     12,937,500      40,500        582,188       88,801      1,112,677
Executive officers as a....  7,750,000    111,828,250     512,582      7,473,869      676,363      8,474,828
group (7) persons,
  including those named
  above

------------------------

* Dollar value is based upon the closing market price for the Common Stock on the respective dates of grant.

(1) Options to purchase an aggregate of 2,450,000 shares of Common Stock, described in the foregoing table, at an exercise price of $14.8438 became exercisable in October 2001, with options to purchase an additional 2,583,333 shares becoming exercisable in each of 2002 and 2003 and options to purchase an additional 133,334 shares becoming exercisable in 2004. In addition to the stock options granted to the executive officers, as set forth above, the Board of Directors has granted options to purchase an aggregate of 9,687,756 shares of Common Stock to 86 employees under the Plan.

(2) 412,582 restricted stock units vest in November 2003 and 100,000 restricted stock units vest in May 2004. In addition to the restricted stock units granted to the executive officers, as set forth above, the Board of Directors has granted 441,962 restricted stock units to 29 employees under the Plan.

(3) Represents restricted stock issued on July 31, 2001 in connection with an offer to exchange certain outstanding stock options for restricted stock units (the "Offer"). This restricted stock vests in three equal annual installments beginning in August 2002.

    Non-employee Directors do not participate in the Plan, and, except as set forth above, no other awards have been granted under the Plan. Benefits accruing pursuant to the above awards are not presently determinable.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AVAYA INC. 2000 LONG TERM INCENTIVE PLAN.

                                  PROPOSAL 3.
    DIRECTORS' PROPOSAL TO APPROVE THE ADOPTION OF THE AVAYA INC. SHORT TERM
                                 INCENTIVE PLAN

    On September 13, 2000, our Board of Directors adopted the Avaya Inc. Short Term Incentive Plan (the "STIP"), effective October 1, 2000, for the benefit of our executives, including the executive officers listed in the Summary Compensation Table. The STIP is administered by our Corporate Governance and Compensation Committee. In order to ensure that compensation paid pursuant to the STIP can qualify as "performance-based compensation" not subject to the limitation on deductibility of executive compensation in excess of $1 million, we are submitting the STIP for your approval. Below is a summary of the material provisions of the STIP. A complete copy of the STIP has been filed with the SEC for your reference.

ELIGIBLE EMPLOYEES

    Executives employed by Avaya or its affiliates may be selected by the Corporate Governance and Compensation Committee to receive an award under the STIP.

AWARDS

    Executives of Avaya and its affiliates are eligible to receive cash awards under the STIP. At the beginning of each fiscal year, the Corporate Governance and Compensation Committee establishes specific targets for participants and at the beginning of each one of two six month periods (each, a "Performance Period") included in each fiscal year, the Corporate Governance and Compensation Committee establishes the performance criteria to be applicable to awards for that Performance Period. The performance criteria utilized by the Corporate Governance and Compensation Committee may be based on individual performance, earnings per share, other Avaya and business unit financial objectives, customer satisfaction indicators, operational efficiency measures and other measurable objectives tied to Avaya's success. At the end of the relevant Performance Period, the Corporate Governance and Compensation Committee determines the actual amount of the award, which may be greater than, less than or the same as the target award. The maximum amount that may be paid to a participant in any fiscal year is $5 million.

AWARDS TO "COVERED EMPLOYEES"

    The STIP also provides that, if the Corporate Governance and Compensation Committee determines at the time that an award is established for a participant that such participant is, or may be as of the end of the tax year in which Avaya would claim a tax deduction in connection with such award, a "covered employee" within the meaning of Section 162(m) of the Code (I.E., the Chief Executive Officer or one of the four other most highly compensated officers of Avaya), then the Corporate Governance and Compensation Committee may make payment of the award subject to Avaya having a level of net income (as defined in the STIP to exclude certain non-recurring amounts) specified by the Corporate Governance and Compensation Committee. The Corporate Governance and Compensation Committee will also have the discretion to reduce, but not increase, the final amount of any such award based on criteria such as individual merit and company performance based on specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return or cost control.

OTHER PROVISIONS

    The STIP terminates on October 1, 2007, or at such earlier date as may be determined by the Board of Directors. Our Board of Directors may amend, alter or discontinue the STIP at any time, effective at such date as the Board may determine.

NEW PLAN BENEFITS

    Awards made under the STIP to Messrs. Peterson, McGuire, Johnson and Dennis and Ms. Mashima relating to the Performace Period representing the first six months of fiscal 2001 totaled $667,969, $197,333, $174,563, $174,563 and
$155,859, respectively, and are included in the amounts set forth in the "Bonus" column of the Summary Compensation Table on page 38. For the Performance Period representing the first six months of fiscal 2001, an aggregate of $1,515,756 in awards were made under the STIP to the executive officers as a group, which, for such Performance Period, was comprised of six individuals. In addition to the STIP awards made to the executive officers as a group, an aggregate of approximately $76 million in short term incentive awards were made to approximately 25,000 employees for the first six months of fiscal 2001. No awards were made to our executive officers under the STIP for the Performance Period representing the last six months of fiscal 2001. During that same period, an aggregate of approximately $2.6 million in short term incentive awards were made to approximately 10,600 employees pursuant to the terms of collective bargaining agreements.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AVAYA INC. SHORT TERM INCENTIVE PLAN.

                                  PROPOSAL 4.
         DIRECTORS' PROPOSAL TO AMEND THE CERTIFICATE OF DESIGNATIONS,
                 PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE
                         PARTICIPATING PREFERRED STOCK

    There will be submitted at the Annual Meeting a proposal to amend paragraph 7(a) of the Certificate of Designations (the "Amendment") in order to set forth the initial conversion price per share of the Series B Stock, which is convertible, in whole or in part, into fully paid and non-assessable shares of Common Stock. On October 13, 2001, our Board of Directors adopted resolutions declaring such amendment advisable.

    The Certificate of Designations, as approved by the Board of Directors in accordance with the terms of Avaya's Restated Certificate of Incorporation and applicable law, sets forth the voting powers, designations, preferences and relative, participating, optional and other special rights of the Series B Stock. As described under "Corporate Governance and Related Matters--Certain Relationships and Related Party Transactions," the Series B Stock is convertible into shares of Common Stock, assuming certain terms and conditions are met. The initial price per share at which the Series B Stock is convertible into Common Stock is known as the "initial conversion price." At the time at which the Certificate of Designations was filed with the State of Delaware, the exact initial conversion price was not known. However, Avaya and the investors who purchased the Series B Stock agreed to include in the Certificate of Designations a formula by which the initial conversion price could be calculated, with the calculated amount to be agreed upon within fifteen business days after December 31, 2000.

    The Certificate of Designations provides that, once the initial conversion price of the Series B Stock has been calculated, the Certificate of Designations shall be amended to reflect the calculated amount. The initial conversion price of $26.71 per share has been calculated by the investors and Avaya in accordance with the terms of the Certificate of Designations, and, as a result, the Amendment is required to reflect that calculated amount. The Amendment simply will delete the formula used to calculate the initial conversion price, including all clauses relating to such calculation, and will insert the initial conversion price as calculated pursuant to such formula. The Amendment does not alter the rights of either the holders of Series B Stock or the holders of Common Stock.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK.

                             PROPOSALS 5, 6 AND 7.
           DIRECTORS' PROPOSALS TO AMEND THE RESTATED CERTIFICATE OF
          INCORPORATION OF AVAYA INC. TO EFFECT A REVERSE STOCK SPLIT
           FOLLOWED BY A FORWARD STOCK SPLIT OF AVAYA'S COMMON STOCK

SUMMARY

    The Board of Directors has authorized, and recommends for your approval, EACH of the three ALTERNATIVE reverse/forward stock split transactions described below:

    - a reverse 1-for-30 stock split followed immediately by a forward 30-for-1 stock split of the Common Stock;

    - a reverse 1-for-40 stock split followed immediately by a forward 40-for-1 stock split of the Common Stock; and

    - a reverse 1-for-50 stock split followed immediately by a forward 50-for-1 stock split of the Common Stock.

    IN THE DISCUSSION BELOW, THE TERM "MINIMUM NUMBER" MEANS: 30, IF THE 1-FOR-30 REVERSE/30-FOR-1 FORWARD SPLIT IS IMPLEMENTED; 40, IF THE 1-FOR-40 REVERSE/40-FOR-1 FORWARD SPLIT IS IMPLEMENTED; AND 50, IF THE 1-FOR-50 REVERSE/50-FOR-1 FORWARD SPLIT IS IMPLEMENTED.

    Each of these three alternative transactions is comprised of a reverse stock split (the "Reverse Split") pursuant to which each Minimum Number of shares of Common Stock registered in the name of a shareholder at the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by a forward stock split (the "Forward Split") pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into the Minimum Number of shares of Common Stock. As permitted under Delaware law, shares of Common Stock that would be converted into less than one share in the Reverse Split will instead be converted into the right to receive a cash payment as described below (we refer to the Reverse Split, the Forward Split and these cash payments, collectively, as the "Reverse/Forward Split"). However, if a registered shareholder holds the Minimum Number or more shares of Common Stock in his or her account at the effective time of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Split.

    Avaya is submitting separate proposals to approve (and the Board recommends that shareholders approve) each of the three alternative Reverse/Forward Split transactions described above, and the Board in its discretion may elect to effect any one (but not more than one) of these three transactions that are approved by the requisite vote of the shareholders of Avaya. The Board will also have the discretion to determine if and when to effect any of these transactions that are approved by the shareholders and reserves the right to abandon any or all such transactions even if approved by the shareholders (see "--Reservation of Rights"). We expect that, if shareholders approve and the Board elects to implement the Reverse/Forward Split, the Reverse/Forward Split would be consummated within one year of the date of the Annual Meeting. If the Board determines to implement any of the alternative Reverse/Forward Split transactions approved by the shareholders, Avaya will publicly announce in a press release and post on its website at http://www.avaya.com, prior to the effective date of the Reverse/Forward Split, which of the approved alternative Reverse/Forward Split transactions the Board has elected to effect.

    Avaya believes that the Reverse/Forward Split will result in significantly reduced shareholder record keeping and mailing expenses for Avaya and provide holders of fewer than the Minimum Number of shares with an efficient, cost-effective way to cash-out their investments.

    The Board is soliciting shareholder approval for each of three alternative Reverse/Forward Split transactions. The availability of three alternatives will provide the Board with the flexibility to implement the Reverse/Forward Split transaction that will maximize the expected cost savings and other anticipated benefits for Avaya. In determining which of the three alternative Reverse/Forward Split transactions to implement, if any, following shareholder approval, the Board will consider factors such as (1) the then prevailing trading price and trading volume for the Common Stock and the anticipated impact of the Reverse/Forward Split on the trading market for the Common Stock;
(2) the availability and cost of funds required to make the cash payments to shareholders with small holdings whose shares are to be converted into the right to receive cash pursuant to the Reverse/Forward Split, and the terms of any arrangements that Avaya may enter into to raise those funds; (3) the Board's determination as to which of the alternative transactions would result in the greatest overall reduction in Avaya's administrative costs; (4) considerations related to preserving the tax-free status of Avaya's spin-off from Lucent in September 2000; (5) other transactions that Avaya might be considering; and
(6) prevailing general market and economic conditions.

    If approved by shareholders and implemented by the Board, the Reverse/Forward Split will become effective on such date as may be determined by the Board upon the filing of the necessary amendments to Avaya's Restated Certificate of Incorporation with the Secretary of State of the State of

Delaware (the "Effective Date"). The forms of proposed amendments to Avaya's Restated Certificate of Incorporation necessary to effect the Reverse/Forward Split are attached to this Proxy Statement as Appendix A. The highlights of the Reverse/Forward Split are as follows.

EFFECT ON SHAREHOLDERS

    If approved by shareholders at the Annual Meeting and implemented by the Board, the Reverse/Forward Split will affect Avaya shareholders as follows:

SHAREHOLDER BEFORE COMPLETION OF THE REVERSE/FORWARD SPLIT  NET EFFECT AFTER COMPLETION OF THE REVERSE/FORWARD SPLIT
----------------------------------------------------------  --------------------------------------------------------
Registered shareholders holding the Minimum Number or more  None.
shares of Common Stock.

Registered shareholders holding fewer than the Minimum      Shares will be converted into the right to receive cash
Number of shares of Common Stock.                           (see "--Determination of Cash-out Price" at page 20).

Shareholders holding Common Stock in street name through a  Avaya intends for the Reverse/Forward Split to treat
nominee (such as a bank or broker).                         shareholders holding Common Stock in street name through
                                                            a nominee (such as a bank or broker) in the same manner
                                                            as shareholders whose shares are registered in their
                                                            names. Nominees will be instructed to effect the
                                                            Reverse/Forward Split for their beneficial holders.
                                                            However, nominees may have different procedures and
                                                            shareholders holding shares in street name should
                                                            contact their nominees.

REASONS FOR THE REVERSE/FORWARD SPLIT

    The Board recommends that shareholders approve each of the three alternative Reverse/Forward Split transactions described herein for the following reasons. These, and other reasons, are described in detail under "--Background and Purpose of the Reverse/Forward Split" below.

                    ISSUE                                        SOLUTION
---------------------------------------------  ---------------------------------------------
Avaya has a large number of shareholders that  The Reverse/Forward Split will reduce the
own relatively few shares. Specifically, as    number of shareholders with small accounts
of October 1, 2001, of Avaya's approximately   and result in significant cost savings for
1,089,723 registered shareholders,             Avaya.
approximately 880,000 held fewer than 30
shares of Common Stock, approximately 931,000
held fewer than 40 shares of Common Stock and
approximately 960,000 held fewer than
50 shares of Common Stock in their accounts.
Continuing to maintain accounts for these
shareholders, including costs associated with
required shareholder mailings, will cost
Avaya at least $3.9 million per year.

In addition, based on our best estimates, continuing to distribute required mailings to shareholders with fewer than 30, 40 or 50 shares of Common Stock held in street name through a nominee (i.e., a bank or broker) will cost Avaya at least an additional
$3.4 million per year.

                    ISSUE                                        SOLUTION
---------------------------------------------  ---------------------------------------------
In many cases it is prohibitively expensive    The Reverse/Forward Split cashes out
for shareholders with fewer than 30, 40, or    shareholders with small accounts without
50 shares, as the case may be, to sell their   transaction costs such as brokerage fees.
shares on the open market.                     However, if these shareholders do not want to
                                               cash out their holdings of Common Stock, they
                                               may purchase additional shares (either on the
                                               open market or through The Bank of New York's
                                               BuyDIRECT(sm) plan) to increase the number of
                                               shares of Common Stock in their account to
                                               the Minimum Number, or if applicable,
                                               consolidate/transfer their accounts into an
                                               account with at least the Minimum Number of
                                               shares of Common Stock.

STRUCTURE OF THE REVERSE/FORWARD SPLIT

    The Reverse/Forward Split includes both a reverse stock split and a forward stock split of the Common Stock. If one of the three alternative Reverse/Forward Split transactions is approved by shareholders and implemented by the Board, the Reverse Split is expected to occur at 6:00 p.m. on the Effective Date and the Forward Split is expected to occur at 6:01 p.m. on the Effective Date. Upon consummation of the Reverse Split, each registered shareholder on the Effective Date will receive one share of Common Stock for each Minimum Number of shares of Common Stock held in his or her account at that time. If a registered shareholder holds the Minimum Number or more shares of Common Stock in his or her account, any fractional share in such account will not be cashed out after the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Split. Any registered shareholder who holds fewer than the Minimum Number of shares of Common Stock in his or her account at the time of the Reverse Split (also referred to as a "Cashed-Out Shareholder") will receive a cash payment instead of fractional shares. This cash payment will be determined and paid as described below under "--Determination of Cash-out Price" at page 20. Immediately following the Reverse Split, all shareholders who are not Cashed-Out Shareholders will receive the Minimum Number of shares of Common Stock for every one share of Common Stock they held following the Reverse Split. We intend for the Reverse/Forward Split to treat shareholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. Accordingly, we also refer to those street name holders who receive a cash payment instead of fractional shares as "Cashed-Out Shareholders." However, nominees may have different procedures, and shareholders holding shares in street name should contact their nominees.

    In general, the Reverse/Forward Split can be illustrated by the following examples:

            HYPOTHETICAL SCENARIO                                 RESULT
---------------------------------------------  ---------------------------------------------
Mr. Brown is a registered shareholder who      Instead of receiving a fractional share of
holds 27 shares of Common Stock in his         Common Stock immediately after the Reverse
account prior to the Reverse/Forward Split.    Split, Mr. Brown's shares will be converted
                                               into the right to receive cash. If the
                                               procedure described below under
                                               "--Determination of Cash-out Price" resulted
                                               in a per share price of $10 per share,
                                               Mr. Brown would receive $270 ($10 x 27
                                               shares).

------------------------
(sm) BuyDIRECT is a service mark of The Bank of New York.

            HYPOTHETICAL SCENARIO                                 RESULT
---------------------------------------------  ---------------------------------------------
                                               Note: If Mr. Brown wants to continue his
                                               investment in Avaya, he can, prior to the
                                               Effective Date, buy at least three more
                                               shares in the case of the 1-for-30
                                               Reverse/30-for-1 Forward Split, 13 more
                                               shares in the case of the 1-for-40
                                               Reverse/40-for-1 Forward Split and 23 more
                                               shares in the case of the 1-for-50
                                               Reverse/50-for-1 Forward Split, and hold them
                                               in his account. Mr. Brown would have to act
                                               far enough in advance of the Reverse/Forward
                                               Split so that the purchase is completed and
                                               the additional shares are credited in his
                                               account by the close of business (eastern
                                               time) on the Effective Date.

Ms. Green has two separate record accounts.    As described above, Ms. Green will receive
As of the Effective Date, she holds 26 shares  cash payments equal to the cash-out price of
of Common Stock in one account and 25 shares   her Common Stock in each record account
of Common Stock in the other. All of her       instead of receiving fractional shares.
shares are registered in her name only.        Assuming a hypothetical cash-out price of
                                               $10 per share, Ms. Green would receive two
                                               checks totaling $510 (26 x $10 = $260; 25 x
                                               $10 = $250; $260 + $250 = $510).

                                               Note: If Ms. Green wants to continue her
                                               investment in Avaya, she can consolidate or
                                               transfer her two record accounts prior to the
                                               Effective Date into an account with at least
                                               the Minimum Number of shares of Common Stock.
                                               Alternatively, she can buy at least four more
                                               shares for the first account and five more
                                               shares for the second account, in the case of
                                               the 1-for-30 Reverse/30-for-1 Forward Split,
                                               or at least 14 more shares for the first
                                               account and 15 more shares for the second
                                               account, in the case of the 1-for-40
                                               Reverse/40-for-1 Forward Split, or at least
                                               24 more shares for the first account and 25
                                               more shares for the second account, in the
                                               case of the 1-for-50 Reverse/50-for-1 Forward
                                               Split, and hold them in her account. She
                                               would have to act far enough in advance of
                                               the Reverse/Forward Split so that the
                                               consolidation or the purchase is completed by
                                               the close of business (eastern time) on the
                                               Effective Date.

Mr. Blue holds 55 shares of Common Stock as    After the Reverse/Forward Split, Mr. Blue
of the Effective Date.                         will continue to hold all 55 shares of Common
                                               Stock.

            HYPOTHETICAL SCENARIO                                 RESULT
---------------------------------------------  ---------------------------------------------
Mr. Orange holds six shares of Common Stock    Avaya intends for the Reverse/Forward Split
in a brokerage account as of the Effective     to treat shareholders holding Common Stock in
Date.                                          street name through a nominee (such as a bank
                                               or broker) in the same manner as shareholders
                                               whose shares are registered in their names.
                                               Nominees will be instructed to effect the
                                               Reverse/Forward Split for their beneficial
                                               holders. However, nominees may have different
                                               procedures and shareholders holding Common
                                               Stock in street name should contact their
                                               nominees.

BACKGROUND AND PURPOSE OF THE REVERSE/FORWARD SPLIT

    Avaya has a shareholder base of approximately 3.8 million shareholders. This large base is principally the result of the spin-off of Avaya by its former parent, Lucent, on September 30, 2000. In connection with the spin-off, each Lucent shareholder received one share of Common Stock for each 12 shares of Lucent common stock held by such shareholder. This ratio, together with the fact that, at the time of the spin-off, Lucent was one of the most widely-held stocks listed on the New York Stock Exchange ("NYSE"), resulted in a very large number of Avaya shareholders and a very high proportion of Avaya shareholders with small holdings.

    As of October 1, 2001, approximately 880,000, 931,000 and 960,000 registered holders of Common Stock owned fewer than 30, 40 and 50 shares, respectively. At that time, these shareholders represented approximately 80.8%, 85.4% and 88.1%, respectively, of the total number of registered holders of Common Stock, but these accounts represented approximately only 2.4%, 3.1% and 3.5%, respectively, of the total number of outstanding shares of Common Stock.

    Avaya expects to benefit from substantial cost savings as a result of the Reverse/Forward Split. The cost of administering each registered shareholder's account is the same regardless of the number of shares held in that account. Therefore, Avaya's costs to maintain such small accounts are disproportionately high when compared to the total number of shares involved. In 2001, we expect that each registered shareholder will cost Avaya approximately $4.40 for transfer agent and other administrative fees as well as printing and postage costs to mail proxy materials and the annual report. In addition, in 2001, we expect that each shareholder holding shares in street name through a nominee (i.e., a bank or broker) will cost Avaya approximately $2.10 for administrative fees as well as printing and postage costs to mail proxy materials and the annual report. We expect that these costs will only increase over time.

    Moreover, the Reverse/Forward Split will provide shareholders with fewer than the Minimum Number of shares of Common Stock with a cost-effective way to cash out their investments, because Avaya will pay all transaction costs such as brokerage or service fees in connection with the Reverse/Forward Split. Otherwise, shareholders with small holdings would likely incur brokerage fees which are disproportionately high relative to the market value of their shares if they wanted to sell their stock. The Reverse/Forward Split will eliminate these problems for most shareholders with small holdings.

    In light of these disproportionate costs, the Board believes that it is in the best interests of Avaya and its shareholders as a whole to eliminate the administrative burden and costs associated with such small accounts. We expect that we will reduce the total cost of administering registered shareholder accounts by at least $3.9 million per year if we complete the Reverse/Forward Split. Furthermore, we expect that we will reduce the total cost of administering street name shareholder accounts by at least $3.4 million per year if we complete the Reverse/Forward Split.

    Avaya has in the past and may in the future pursue alternative methods of reducing its shareholder base, whether or not the Reverse/Forward Split is approved and implemented, including odd-lot tender offers and programs to facilitate sales by shareholders of odd-lot holdings. However, there can be no assurance that Avaya will decide to pursue any such transaction.

EFFECT OF THE REVERSE/FORWARD SPLIT ON AVAYA SHAREHOLDERS

REGISTERED SHAREHOLDERS WITH FEWER THAN THE MINIMUM NUMBER OF SHARES OF COMMON
  STOCK:

    If we complete the Reverse/Forward Split and you are a Cashed-Out Shareholder (i.e., a shareholder holding fewer than the Minimum Number of shares of Common Stock immediately prior to the Reverse Split):

    - You will not receive fractional shares of stock as a result of the Reverse Split in respect of your shares being cashed out.

    - Instead of receiving fractional shares, you will receive a cash payment in respect of your affected shares. See "--Determination of Cash-out Price" at page 20.

    - After the Reverse Split, you will have no further interest in Avaya with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a shareholder or share in Avaya's assets, earnings, or profits or in any dividends paid after the Reverse Split. In other words, you will no longer hold your cashed-out shares, you will have only the right to receive cash for these shares. In addition, you will not be entitled to receive interest with respect to the period of time between the Effective Date and the date you receive your payment for the cashed-out shares.

    - You will not have to pay any service charges or brokerage commissions in connection with the Reverse/Forward Split.

    - As soon as practicable after the time we effect the Reverse/Forward Split, you will receive a payment for the cashed-out shares you held immediately prior to the Reverse Split in accordance with the procedures described below.

    IF YOU HOLD BOOK-ENTRY SHARES:

    - Most of Avaya's registered shareholders hold their shares in book-entry form under the Direct Registration System for securities. These shareholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

    - If you are a Cashed-Out Shareholder who holds registered shares in a book-entry account, you do not need to take any action to receive your cash payment. A check will be mailed to you at your registered address as soon as practicable after the Effective Date. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment.

    IF YOU HOLD CERTIFICATED SHARES:

    - If you are a Cashed-Out Shareholder with a stock certificate representing your cashed-out shares, you will receive a transmittal letter as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how to surrender your certificate(s) to Avaya's transfer agent, The Bank of New York, for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to The Bank of New York, together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal. For further information, see "--Stock Certificates" below.

    - All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws.

    - You will not receive any interest on cash payments owed to you as a result of the Reverse/Forward Split.

    NOTE: If you want to continue to hold Common Stock after the Reverse/Forward Split, you may do so by taking either of the following actions far enough in advance so that it is completed by the Effective Date:

    (1) purchase a sufficient number of shares of Common Stock (either on the open market or through The Bank of New York's BuyDIRECT(sm) plan) so that you hold at least the Minimum Number of shares of Common Stock in your account prior to the Reverse Split; or

    (2) if applicable, consolidate your accounts so that you hold at least the Minimum Number of shares of Common Stock in one account prior to the Reverse Split.

REGISTERED SHAREHOLDERS WITH THE MINIMUM NUMBER OR MORE SHARES OF COMMON STOCK:

    If you are a registered shareholder with the Minimum Number or more shares of Common Stock as of 6:00 p.m. on the Effective Date, we will first reclassify your shares into one-thirtieth (1/30), one-fortieth (1/40) or one-fiftieth (1/50), as the case may be, of the number of shares you held immediately prior to the Reverse Split. One minute after the Reverse Split, at 6:01 p.m., we will reclassify your shares in the Forward Split into 30, 40 or 50 times, as the case may be, the number of shares you held after the Reverse Split, which will result in the same number of shares you held before the Reverse Split. As a result, the Reverse/Forward Split will not affect the number of shares that you hold if you hold the Minimum Number or more shares of Common Stock immediately prior to the Reverse Split. To illustrate, if we were to effect the 1-for-50 Reverse/50-for-1 Forward Split and you held 75 shares of Common Stock in your account immediately prior to the Reverse Split, your shares would be converted into 1.5 shares in the Reverse Split and then back to 75 shares in the Forward Split.

STREET NAME HOLDERS OF COMMON STOCK:

    Avaya intends for the Reverse/Forward Split to treat shareholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures and shareholders holding Common Stock in street name should contact their nominees.

CURRENT AND FORMER AVAYA EMPLOYEES AND DIRECTORS:

    If you are a current or former employee or a director of Avaya, you may own Avaya restricted stock units and/or hold options to purchase Avaya stock through Avaya's stock plans. In addition, current and former employees may have invested in Common Stock under the Avaya Savings Plan, the Avaya Savings Plan for Salaried Employees or the Avaya Savings Plan for the Variable Workforce or purchased Common Stock under the Avaya Employee Stock Purchase Plan.

    If you have invested in Common Stock under the Avaya Savings Plan, the Avaya Savings Plan for Salaried Employees or the Avaya Savings Plan for the Variable Workforce, or if you have purchased Common Stock under the Avaya Employee Stock Purchase Plan, the Reverse/Forward Split will not affect your investment. In addition, the Reverse/Forward Split will not affect the number of options to acquire Common Stock or the number of restricted stock units you hold under Avaya's stock plans.

DETERMINATION OF CASH-OUT PRICE

    In order to avoid the expense and inconvenience of issuing fractional shares to shareholders who hold less than one share of Common Stock after the Reverse Split, under Delaware state law Avaya may either arrange for the sale of these fractional shares or pay cash for their fair value. If shareholders approve any of these proposals at the Annual Meeting and the Reverse/Forward Split is completed, the Board of Directors will elect either to arrange for Avaya's transfer agent to aggregate and sell these fractional shares of Common Stock on the open market, or to have Avaya pay cash for the fractional shares based on the trading value of the Common Stock that is cashed out. The Board will make this decision, in its sole discretion, prior to the Effective Date and will publicly announce its decision in a press release and post it on our website at http://www.avaya.com. The details of each of the Board's options and the manner of determining the cash-out price under each option are summarized in the following chart:

                   OPTION                             DETERMINATION OF CASH-OUT PRICE
---------------------------------------------  ---------------------------------------------
ARRANGE FOR THE SALE OF FRACTIONAL SHARES ON   As soon as practicable after the Effective
THE OPEN MARKET:  If this option is selected,  Date, the exchange agent will sell the
the fractional shares of Common Stock of the   aggregated fractional shares of the
Cashed-Out Shareholders will be aggregated     Cashed-Out Shareholders at the then
and sold by Avaya's transfer agent, The Bank   prevailing prices on the open market. Sales
of New York, acting as an exchange agent on    will be executed on the NYSE in round lots to
behalf of the Cashed-Out Shareholders.         the extent practicable. Avaya expects that
                                               the exchange agent will conduct the sale in
                                               an orderly fashion at a reasonable pace and
                                               that it will take several days to sell all of
                                               the aggregated fractional shares of Common
                                               Stock. If the exchange agent attempts to sell
                                               these shares too quickly, it could hurt the
                                               sales price for the shares. There can be no
                                               assurance as to the sales price that the
                                               exchange agent will receive for the
                                               aggregated fractional shares.

                                               After completing the sale of all the
                                               aggregated fractional shares, the exchange
                                               agent will make a cash payment (without
                                               interest) equal to each Cashed-Out
                                               Shareholder's proportionate interest in the
                                               net proceeds from the sale of the aggregated
                                               fractional shares. Avaya will pay all of the
                                               commissions and other out-of-pocket
                                               transaction costs in connection with the
                                               sale. Until the proceeds of the sale have
                                               been distributed, the transfer agent will
                                               hold the proceeds in trust for the Cashed-Out
                                               Shareholders. As soon as practicable after
                                               the determination of the amount of cash to be
                                               paid in place of fractional shares, the
                                               transfer agent will pay the cash to the
                                               Cashed-Out Shareholders as described above in
                                               "--Effect of the Reverse/Forward Split on
                                               Avaya Shareholders."

                   OPTION                             DETERMINATION OF CASH-OUT PRICE
---------------------------------------------  ---------------------------------------------
PAY CASH FOR FRACTIONAL SHARES:  If this       The Cashed-Out Shareholders will receive a
option is selected, Avaya will pay cash for    cash payment in consideration of the shares
the fractional shares of Common Stock of the   they held immediately prior to the Reverse
Cashed-Out Shareholders.                       Split in accounts with fewer than the Minimum
                                               Number of shares of Common Stock. This
                                               cash-out payment will be an amount per share
                                               equal to the average of the closing prices
                                               per share of Common Stock on the NYSE for the
                                               period of ten consecutive NYSE trading days
                                               ending on (and including) the Effective Date,
                                               without interest.

    In the event the Board elects to have Avaya pay cash for the fractional shares of Cashed-Out Shareholders, Avaya may seek to obtain the funds for these payments through a public or private offering of debt or equity securities or through another financing transaction and, in such event, the completion of the Reverse/Forward Split will be contingent upon Avaya obtaining such financing on terms acceptable to the Board in its discretion. We cannot assure you that any such financings will be available to us on acceptable terms or at all.

EFFECT OF THE REVERSE/FORWARD SPLIT ON AVAYA

    The Reverse/Forward Split will not affect the public registration of the Common Stock with the SEC under the Securities Exchange Act of 1934, as amended. Similarly, we do not expect that the Reverse/Forward Split will affect the continued listing of the Common Stock on the NYSE.

    The number of shares of authorized shares of Common Stock will not change as a result of the Reverse/Forward Split. On October 1, 2001, there were 286,887,913 shares of Common Stock issued and outstanding. If the Board elects to arrange for the sale of the Cashed-Out Shareholders' fractional shares on the open market, there will be no effect on the number of issued and outstanding shares of Common Stock. On the other hand, if the Board elects to have Avaya pay cash for the fractional shares of the Cashed-Out Shareholders, the total number of outstanding shares of Common Stock will be reduced by the number of shares held by the Cashed-Out Shareholders immediately prior to the Reverse Split. In the event the Board elects to have Avaya pay cash for the fractional shares of the Cashed-Out Shareholders and finance such payment with proceeds of an offering of Common Stock, any reduction in the total number of outstanding shares of Common Stock attributable to the Reverse/Forward Split would be offset by the issuance of Common Stock in connection with such offering.

    If the Board of Directors opts to have Avaya pay cash for the fractional shares of Common Stock of the Cashed-Out Shareholders, the total number of shares that will be cashed-out and the total cash to be paid by Avaya are unknown at this point in time. Also, we do not know what the average daily closing price per share of the Common Stock on the NYSE for the period of ten trading days ending on the Effective Date will be or, if applicable, what the net proceeds of the sale of the aggregate fractional shares by the exchange agent will be. However, by way of example, if the 1-for-30 Reverse/30-for-1 Forward Split had been completed as of October 1, 2001, when the average daily closing price per share of the Common Stock on the NYSE for the ten consecutive NYSE trading days then ended was $10.50, and the Board elected to have Avaya pay cash for the fractional shares of Cashed-Out Shareholders, then the cash payments that would have been issued to Cashed-Out Shareholders, including both registered and street name holders, would have been approximately $230 million. The actual amounts will depend on the number of Cashed-Out Shareholders on the Effective Date, which will vary from the number of such shareholders on October 1, 2001.

    The par value of the Common Stock will remain at $.01 per share after the Reverse/Forward Split.

STOCK CERTIFICATES

    The Reverse/Forward Split will not affect any certificates representing shares of Common Stock held by registered shareholders owning the Minimum Number or more shares of Common Stock immediately prior to the Reverse Split. Old certificates held by any of these shareholders will continue to evidence ownership of the same number of shares as is set forth on the face of the certificate.

    Any Cashed-Out Shareholder with share certificates will receive a letter of transmittal after the Reverse/Forward Split is completed. These shareholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to Avaya's transfer agent before they can receive cash payment for those shares.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    We have summarized below certain federal income tax consequences to Avaya and shareholders resulting from the Reverse/Forward Split. This summary is based on U.S. federal income tax law existing as of the date of this Proxy Statement, and such tax laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances. Many shareholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other shareholders may also be subject to special tax rules, including but not limited to: shareholders who received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or shareholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets under the Code. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

    We believe that the Reverse/Forward Split will be treated as a tax-free "recapitalization" for federal income tax purposes. Further, completion of the Reverse/Forward Split is contingent upon the receipt of a private letter ruling from the Internal Revenue Service or an opinion of counsel (based upon certain representations and assumptions) that the Reverse/Forward Split will not adversely affect the tax-free status of Avaya's spin-off from Lucent.

FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS WHO ARE NOT CASHED OUT BY THE REVERSE/FORWARD SPLIT:

    If you (1) continue to hold Common Stock immediately after the Reverse/Forward Split, and (2) receive no cash as a result of the Reverse/Forward Split, you will not recognize any gain or loss in the Reverse/Forward Split and you will have the same adjusted tax basis and holding period in your Common Stock as you had in such stock immediately prior to the Reverse/Forward Split.

FEDERAL INCOME TAX CONSEQUENCES TO CASHED-OUT SHAREHOLDERS:

    The federal income tax consequences to Cashed-Out Shareholders will depend in part on whether the Board chooses to arrange for the sale of the Cashed-Out Shareholders' fractional shares on the open market or to have Avaya pay cash for these fractional shares directly. See "--Determination of Cash-Out Price" above. The tax consequences of these alternatives are discussed below.

    ALTERNATIVE 1. AVAYA'S BOARD CHOOSES TO ARRANGE FOR SALE OF THE FRACTIONAL SHARES ON THE OPEN MARKET.

    If you receive cash as a result of the Reverse/Forward Split, you will recognize capital gain or loss in an amount equal to the difference between the cash you received in the Reverse/Forward Split and your aggregate adjusted tax basis in the shares of Common Stock cashed out.

    ALTERNATIVE 2. AVAYA'S BOARD CHOOSES TO HAVE AVAYA PAY CASH FOR THE FRACTIONAL SHARES DIRECTLY.

    If you receive cash as a result of the Reverse/Forward Split, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold Common Stock immediately after the Reverse/Forward Split, as explained below.

    a. SHAREHOLDERS WHO EXCHANGE ALL OF THEIR COMMON STOCK FOR CASH AS A RESULT OF THE
    REVERSE/FORWARD SPLIT

    If you (1) receive cash in exchange for a fractional share as a result of the Reverse/Forward Split, (2) do not continue to hold any Common Stock immediately after the Reverse/Forward Split, and (3) are not related to any person or entity which holds Common Stock immediately after the Reverse/Forward Split, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock.

    If you are related to a person or entity who continues to hold Common Stock immediately after the Reverse/Forward Split, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend," or (2) is a "substantially disproportionate redemption of stock," as described below.

    - "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in Avaya resulting from the Reverse/Forward Split is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

    - "Substantially Disproportionate Redemption of Stock." The receipt of cash in the Reverse/Forward Split will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of Common Stock owned by you immediately after the Reverse/Forward Split is less than 80% of the percentage of shares of Common Stock owned by you immediately before the Reverse/Forward Split.

    In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the taxable amount is not treated as capital gain under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of Avaya's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain.

    b. SHAREHOLDERS WHO BOTH RECEIVE CASH AND CONTINUE TO HOLD COMMON STOCK IMMEDIATELY AFTER THE REVERSE/FORWARD SPLIT

    If you both receive cash as a result of the Reverse/Forward Split and continue to hold Common Stock immediately after the Reverse/Forward Split, you generally will recognize gain, but not loss, in an amount equal to the lesser of
(1) the excess of the sum of aggregate fair market value of your shares of Common Stock plus the cash received over your adjusted tax basis in the shares, or (2) the amount of cash received in the Reverse/Forward Split. In determining whether you continue to hold Common

Stock immediately after the Reverse/Forward Split, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. Your aggregate adjusted tax basis in your shares of Common Stock held immediately after the Reverse/Forward Split will be equal to your aggregate adjusted tax basis in your shares of Common Stock held immediately prior to the Reverse/Forward Split, increased by any gain recognized in the Reverse/Forward Split, and decreased by the amount of cash received in the Reverse/Forward Split.

    Any gain recognized in the Reverse/Forward Split will be treated, for federal income tax purposes, as capital gain, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend" with respect to you, or
(2) is a "substantially disproportionate redemption of stock" with respect to you. (Each of the terms in quotation marks in the previous sentence is discussed above under the heading "Shareholders who Exchange all of their Common Stock for Cash as a Result of the Reverse/Forward Split.") In applying these tests, you may possibly take into account sales of shares of Common Stock that occur substantially contemporaneously with the Reverse/Forward Split. If your gain is not treated as capital gain under any of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of Avaya's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain.

    YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REVERSE/FORWARD SPLIT, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

APPRAISAL RIGHTS

    Shareholders do not have appraisal rights under Delaware state law or under Avaya's Restated Certificate of Incorporation or By-laws in connection with the Reverse/Forward Split.

RESERVATION OF RIGHTS

    We reserve the right to abandon the Reverse/Forward Split without further action by our shareholders at any time before the filing of the necessary amendments to Avaya's Restated Certificate of Incorporation with the Delaware Secretary of State, even if the Reverse/Forward Split has been authorized by our shareholders at the Annual Meeting, and by voting in favor of the Reverse/Forward Split you are expressly also authorizing us to determine not to proceed with the Reverse/Forward Split if we should so decide.

    The completion of the Reverse/Forward Split is expressly contingent upon the receipt of a private letter ruling from the Internal Revenue Service or an opinion of counsel (based upon certain representations and assumptions) that the Reverse/Forward Split will not adversely affect the tax-free status of Avaya's spin-off from Lucent, as described under "--Certain Federal Income Tax Consequences" and, if the Board elects to have Avaya pay cash for the fractional shares held by the Cashed-Out Shareholders, Avaya obtaining financing to complete the purchase of the fractional shares on terms acceptable to Avaya as described under "--Determination of Cash-Out Price."

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF AVAYA INC. TO EFFECT, ALTERNATIVELY, AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION, ONE OF THREE DIFFERENT REVERSE/FORWARD STOCK SPLITS.

                                  PROPOSAL 8.
            SHAREHOLDER PROPOSAL REGARDING CERTAIN VOTING PROCEDURES

PROPONENT'S PROPOSAL

    Robert D. Morse, 212 Highland Avenue, Moorestown, New Jersey 08057-2717 (the "Proponent"), owner of 271 shares of Common Stock as of September 27, 2001, has submitted a letter to Avaya requesting that the following resolution be submitted to our shareholders for consideration at the Annual Meeting:

    "Management and Directors are requested to change the format of the Proxy Material in the two areas which are not fair to the shareowners: Remove the word "EXCEPT" and re-apply the word "AGAINST" in the Vote For Directors column. Remove the statement (if applicable) placed in the lower section announcing that all signed proxies but not voted as to choice will be voted at the discretion of Management."

    The following is the supporting statement of the Proponent in connection with his proposal:

    "REASONS:

    "This entirely unfair voting arrangement has benefited Management and Directors in their determination to stay in office by whatever means. Note that this is the only area in which an "AGAINST" choice is omitted, and has been so for about 15 years with no successful objections. Claiming of votes by Management is unfair, as a shareowner has the right to sign as "Present" and not voting, showing receipt of material and only preventing further solicitation of a vote.

    "FURTHER:

    "Since Management claims the right to advise an "AGAINST" vote in matters presented by Shareowners, I likewise have the right to ask for a vote "AGAINST" all Company select nominees for Director until directors stop the practice of excessive extra remuneration for Management other than base pay and some acceptable perks. THANK YOU."

OUR RESPONSE TO THE PROPONENT'S PROPOSAL

    The first part of the Proponent's proposal requests that Avaya change the format of the proxy card to remove the word "Except" and "re-apply" the word "Against" in the "Vote For Directors" column. However, prior to Avaya's receipt of the Proponent's proposal, Avaya had not distributed any proxy card to its shareholders. In fact, the Annual Meeting is the first annual meeting to be held by Avaya and, consequently, the only meeting for which proxy cards have been distributed to date. As a result, there has never been a "Vote For Directors" column or the use of the word "Except" when dealing with voting for Directors.

    The proxy card distributed for the Annual Meeting does request shareholders to either vote "For" each Director nominee or to "Withhold" voting for each Director nominee. The effect of voting either "For" each Director nominee or to "Withhold" such vote means that the votes are tabulated as either "for" or "withhold" and, if that Director nominee has a plurality of "for" votes, that Director is elected to the Board. Such a voting structure is used by many publicly traded companies and we believe that the proxy card and voting structure comply with the rules of the SEC and with the General Corporation Law of the State of Delaware.

    The second part of the Proponent's proposal requests that Avaya remove "the statement (if applicable) placed in the lower section announcing that all signed proxies but not voted as to choice will be voted at the discretion of Management." Again, the Annual Meeting is Avaya's first annual meeting and so it has not previously distributed a proxy with the above statement. Avaya's proxy does indicate that any properly executed proxy that does not provide direction as to voting will be voted in favor of Proposals 1 through 7, against Proposal 8 and, with respect to other matters that properly come before the meeting, in the discretion of the named proxies. We believe that this statement and voting authority is permissible and in compliance with the rules of the SEC and with the General Corporation Law of the State of Delaware.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL REGARDING VOTING PROCEDURES.

                  II. CORPORATE GOVERNANCE AND RELATED MATTERS
               BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

    Our Board of Directors held a total of nine meetings during the fiscal year ended September 30, 2001. During fiscal 2001 all of our Directors attended more than 75% of the meetings of the Board and meetings of committees of the Board on which they served. Among the standing committees of the Board of Directors are the Audit and Finance Committee and the Corporate Governance and Compensation Committee, which, in addition to its other functions, acts as a nominating committee.

AUDIT AND FINANCE COMMITTEE

    The members of the Audit and Finance Committee are Messrs. Harris (Chairman), Leslie and Thomas and Dr. Stanzione. The Audit and Finance Committee meets with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting. This committee also meets with the independent auditors and with our own appropriate financial personnel and internal auditors regarding these matters. Both the independent auditors and the internal auditors regularly meet privately with this committee and have unrestricted access to this committee. The Audit and Finance Committee recommends to our Board of Directors the appointment of the independent auditors. The Audit and Finance Committee reviews our financing plans and reports recommendations to our full Board for approval and to authorize action. The Audit and Finance Committee held six meetings during fiscal 2001. See "--Audit and Finance Committee Information--Report of Audit and Finance Committee" on page 28 for more information.

    Each of Messrs Harris, Leslie and Thomas meet the NYSE independence requirements for membership on an audit committee. Dr. Stanzione, solely as result of his prior employment relationship with Lucent, our former parent (see "Proposals--Proposal 1. Directors' Proposal to Elect Directors--Information with respect to Nominees and Continuing Directors"), does not meet the NYSE requirement that in order to be "independent" an employee of a former parent or predecessor may not serve on a NYSE listed company's audit committee for a three year period following the earlier of (i) the separation of the company and the former parent or predecessor and (ii) the termination of the director's employment relationship with the former parent or predecessor. The NYSE rules provide, however, that notwithstanding the inability of a director to meet this requirement, such director may serve on the listed company's audit committee if the board of directors of the listed company determines, in its business judgment, that such director's service on the audit committee is in the best interests of the listed company and its shareholders. Consistent with these rules, our Board of Directors, in its business judgment, has determined that Dr. Stanzione's service on the Audit and Finance Committee is in the best interests of Avaya and its shareholders. In making this determination, the Board considered, among other things, the termination of Dr. Stanzione's employment relationship with Lucent a year before his appointment to the Audit and Finance Committee, his substantial knowledge of Avaya's businesses and his operating experience and expertise in the industries relevant to Avaya's businesses.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

    The members of the Corporate Governance and Compensation Committee are Messrs. Harris, Leslie and Thomas (Chairman) and Dr. Stanzione, all of whom are non-employee Directors. The functions of this committee include recommending to our full Board of Directors nominees for election as Directors, making recommendations to our Board of Directors from time to time as to matters of corporate governance, administering management incentive compensation plans, establishing the compensation of officers and reviewing the compensation of Directors. This committee considers qualified candidates for Director suggested by shareholders in written submissions to our corporate secretary. The Corporate Governance and Compensation Committee held six meetings during fiscal 2001.

HOW ARE DIRECTORS COMPENSATED?

    For fiscal 2001, the Chairman of our Board of Directors received an annual retainer of $200,000 and all non-employee Directors received an annual retainer of $100,000, except Mr. Schacht, who received the retainer described below. On October 2, 2000, each non-employee Director except Mr. Schacht received an inaugural grant of an option to purchase 7,111 shares of our Common Stock at a price per share of $21.0938.

    For his service in helping to establish Avaya as an independent public company during the period from our inception in March 2000 through September 30, 2000 and his service as our Chairman during the period from September 30, 2000 until October 23, 2000, Mr. Schacht received, on October 2, 2000, an inaugural grant of an option to purchase 14,222 shares of our Common Stock, at a price per share of $21.0938, on October 4, 2000, a grant of an option to purchase 300,000 shares of our Common Stock at a price per share of $14.8438 and a retainer of $200,000 on or about March 1, 2001.

    Upon her election as Chairman of our Board of Directors in December 2000, Ms. Russo received a grant of an option to purchase 23,645 shares of our Common Stock at a price per share of $12.6875.

    Mr. Leslie, whose term as a director began on July 19, 2001, received an inaugural grant of an option to purchase 11,428 shares of our Common Stock at a price per share of $13.1250.

    The chair of each committee receives an additional annual retainer of $10,000. Directors do not receive separate meeting fees. Directors must elect to receive at least 50% of their retainers in our Common Stock or an option to purchase our Common Stock or a combination of Common Stock and an option. Any remaining amount may be paid in cash, but shall not exceed 50% of the retainer. If a Director elects to receive an option, the number of shares purchasable under the option will be determined pursuant to the following formula:

                                    Dollar value of retainer taken as an option
                                ---------------------------------------------------
    Number of shares = 3 X        Fair market value of our Common Stock on date of
                                                       grant

    The exercise price per share under the option will be the fair market value of a share on the date of grant. Options will generally become exercisable on the six-month anniversary of the date of grant and have a 10-year term. Directors may defer all or a portion of their retainers under our deferred compensation plan.

    We also provide non-employee Directors with travel accident insurance when traveling on our business. We do not provide a retirement plan for our Directors.

                    AUDIT AND FINANCE COMMITTEE INFORMATION

    The following "Report of Audit and Finance Committee" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Avaya specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF AUDIT AND FINANCE COMMITTEE

    The Audit and Finance Committee acts under a written charter adopted and approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix B. The Audit and Finance Committee reviews Avaya's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

    In this context, the Audit and Finance Committee has met and held discussions with management and the independent auditors. Management represented to the Audit and Finance Committee that Avaya's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit and Finance Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit and Finance Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

    In addition, the Audit and Finance Committee has discussed with the independent auditors the auditors' independence from Avaya and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit and Finance Committee has also considered whether the independent auditors' provision of financial information systems design and implementation and other non-audit services to Avaya is compatible with the auditors' independence.

    In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Avaya's Annual Report on Form 10-K for the year ended September 30, 2001, for filing with the SEC.

                          AUDIT AND FINANCE COMMITTEE

  Jeffrey A. Harris         Mark Leslie        Daniel C. Stanzione    Franklin A. Thomas

FEES BILLED TO AVAYA BY PRICEWATERHOUSECOOPERS LLP DURING FISCAL YEAR ENDED
  SEPTEMBER 30, 2001

    AUDIT FEES

    The aggregate fees billed to Avaya by the independent auditors, PricewaterhouseCoopers LLP ("PwC"), for professional services rendered in connection with the audit of Avaya's financial statements incorporated by reference in Avaya's Annual Report on Form 10-K for fiscal 2001, as well as for the review of Avaya's financial statements included in Avaya's Quarterly Reports on Form 10-Q during fiscal 2001 totaled $4.6 million.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The aggregate fees billed to Avaya by PwC with respect to financial information systems design and implementation during fiscal 2001 totaled $17.8 million.

    ALL OTHER FEES

    The aggregate of all fees billed to Avaya by PwC during fiscal 2001 that are not described above totaled $5.4 million.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    On October 2, 2000, Warburg Pincus Equity Partners, L.P. and related investment funds, which we refer to collectively as the investors, purchased 4,000,000 shares of our Series B Stock and warrants to purchase our Common Stock for an aggregate purchase price of $400 million. The Series B Stock is convertible, in whole or in part, into fully paid and non-assessable shares of Common Stock, with the initial conversion price calculated pursuant to a formula using a modified treasury stock method as of the 90th day after issuance. Using that formula, the initial conversion price was calculated to be $26.71 per share, and, as of October 1, 2001, using that conversion price, the Series B Stock would have been convertible into 15,975,952 shares of Common Stock. In addition, the related warrants would have been exercisable for 12,391,079 shares of Common Stock as of that date. The initial conversion price is subject to adjustment in certain circumstances.

    The shares of Series B Stock accrete for the first ten years at an annual rate of 6.5%, compounded quarterly. After the third anniversary of the issue date, 50% of the amount accreted for the year may be paid in cash as a dividend, on a quarterly basis at our option. After the fifth anniversary of the issue date through the tenth anniversary, we may elect to pay 100% of the amount accreted for the year as a cash dividend on a quarterly basis. Following the tenth anniversary of the issue date, we will pay quarterly cash dividends at an annual rate of 12% of the then applicable liquidation value of the Series B Stock, compounded quarterly. Shares of Series B Stock participate, on an as-converted basis, in dividends paid on our Common Stock. The shares of Series B Stock (i) have customary antidilution rights, (ii) are redeemable in certain situations, (ii) are entitled to vote, on an as-converted basis, with our Common Stock on any matters submitted to holders of our Common Stock and (iii) have limited rights to vote as a separate class. So long as the investors and their permitted transferees maintain ownership of a combination of shares of Series B Stock and Common Stock that, in the aggregate, on an as-converted basis, represents at least 50% of the shares of our Common Stock initially issuable on conversion of all the shares of Series B Stock purchased, they are permitted to designate for election one individual to our Board of Directors and have certain preemptive rights with respect to issuances of Common Stock by Avaya.

    Mr. Harris is a Member and Senior Managing Director of Warburg Pincus LLC and a general partner of Warburg, Pincus & Co. Each of Warburg Pincus LLC and Warburg, Pincus & Co. is an affiliate of Warburg Pincus Equity Partners, L.P. Mr. Harris was designated for election to our Board of Directors by Warburg Pincus Equity Partners, L.P. and its affiliates pursuant to the terms of the equity investment described above. Mr. Schacht is currently on a leave of absence as a managing director and senior advisor of Warburg Pincus LLC but has not been designated for election to our Board of Directors by Warburg Pincus LLC or its affiliates.

    Prior to September 30, 2000, Avaya operated as a division of Lucent. Some of our Directors and executive officers own substantial amounts of Lucent common stock and vested Lucent options. Ownership of Lucent common stock and Lucent options by our Directors and executive officers could create, or appear to create, potential conflicts of interest when faced with decisions that could have disparate implications for Lucent and Avaya.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of our executive officers, our Directors and persons who own more than 10% of a registered class of Avaya's equity securities to file initial reports of ownership and changes in ownership with the SEC and the NYSE. Such executive officers, Directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from the applicable executive officers and our Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the fiscal year ended 2001.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Harris is a Member and Senior Managing Director of Warburg Pincus LLC and a general partner of Warburg, Pincus & Co., where he has been employed since 1983. Mr. Harris was designated for election to our Board of Directors by Warburg Pincus Equity Partners, L.P. and its affiliates pursuant to the terms of the equity investment described under "--Certain Relationships and Related Party Transactions."

      III.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Set forth in the following table is the beneficial ownership of Common Stock as of October 1, 2001 (or such other date as provided below) for our Directors, the executive officers listed in the Summary Compensation Table, Directors and executive officers as a group and each person or entity known by us to beneficially own more than five percent of the outstanding shares of our Common Stock.

                                                        OUR COMMON STOCK          PERCENT OF SHARES
NAME                                                   BENEFICIALLY OWNED         BENEFICIALLY OWNED
----                                                   ------------------         ------------------
Warburg Pincus Equity Partners, L.P..................      28,417,031(1)                9.9%
  466 Lexington Avenue, 10th Floor
  New York, New York 10017-3147
Brandes Investment Partners, L.P.....................      20,496,728(2)                7.1%
  11988 El Camino Real, Suite 500
  San Diego, California 92191-9048
Patricia F. Russo....................................          47,352(3)                  *
Donald K. Peterson...................................       1,415,410(3)(4)(8)            *
Garry K. McGuire, Sr.................................         300,000(3)                  *
David P. Johnson.....................................         360,984(3)                  *
Michael A. Dennis....................................         300,289(3)                  *
Karyn Mashima........................................         319,926(3)(4)               *
Mark Leslie..........................................           4,006(7)                  *
Henry B. Schacht.....................................         355,853(3)(5)               *
Jeffrey A. Harris....................................          29,892(3)(6)               *
Daniel C. Stanzione..................................          34,541(3)                  *
Franklin A. Thomas...................................          24,156(3)                  *
Directors and executive officers as a group,
  including those named above (13 Persons)...........       3,459,804(3)(4)             1.2%

------------------------

*   Indicates less than 1%.

(1) The shareholder is Warburg Pincus Equity Partners, L.P., including three affiliated partnerships. Warburg, Pincus & Co. is the sole general partner of Warburg Pincus Partners, L.P., which is managed by Warburg Pincus LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of Warburg Pincus LLC and may be deemed to control both entities. The amount indicated in the table above represents (i) the 15,975,952 shares of Common Stock into which the Series B Stock may be converted using the initial conversion price of $26.71 per share that has been calculated by the investors and Avaya, (ii) the 12,391,079 shares of Common Stock issuable upon exercise of warrants held by such investors and
    (iii) 50,000 shares of Common Stock purchased by Warburg Pincus entities on the open market. Please see "Proposals--Proposal 4. Directors' Proposal to Amend the Certificate of Designations, Preferences and Rights of Series B Convertible Participating Preferred Stock" and "Corporate Governance and Related Matters--Certain Relationships and Related Party Transactions" for more information.

(2) Represents ownership as of December 31, 2000, according to the Schedule 13G filed by Brandes Investment Partners, L.P. and other related parties on February 14, 2001.

(3) Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of October 1, 2001 pursuant to stock options awarded under Avaya stock plans:

-  Patricia F. Russo..........     33,975   -  Henry B. Schacht...........    355,544
-  Donald K. Peterson.........  1,212,296   -  Jeffrey A. Harris..........     29,838
-  Garry K. McGuire, Sr.......    300,000   -  Daniel C. Stanzione........     17,441
-  David P. Johnson...........    360,656   -  Franklin A. Thomas.........     24,156
-  Michael A. Dennis..........    300,000   -  Directors and executive
-  Karyn Mashima..............    300,000   officers as a group...........  3,183,906

(4) Includes beneficial ownership of the following numbers shares of Common Stock underlying restricted stock units that may be acquired within 60 days of October 1, 2001:

-  Donald K. Peterson......................................  185,202
-  Karyn Mashima...........................................   19,713
-  Directors and executive officers as a group.............  221,090

(5) Mr. Schacht is a managing director and a senior advisor of Warburg Pincus LLC, an affiliate of Warburg Pincus Equity Partners, L.P. The table excludes the shares of our Common Stock in which Mr. Schacht has an indirect interest through his affiliation with the Warburg Pincus entities. Mr. Schacht may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Securities Exchange Act of 1934) in an indeterminate portion of the shares owned by Warburg Pincus Equity Partners, L.P. Mr. Schacht disclaims beneficial ownership of all shares owned by the Warburg Pincus entities.

(6) Mr. Harris is Warburg Pincus Equity Partners, L.P.'s designee to our Board of Directors. Mr. Harris is a general partner of Warburg, Pincus & Co. and a Member and Senior Managing Director of Warburg Pincus LLC. The table excludes the shares of our Common Stock in which Mr. Harris has an indirect interest through his affiliation with the Warburg Pincus entities.
    Mr. Harris may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Securities Exchange Act of 1934) in an indeterminate portion of the shares owned by Warburg Pincus Equity Partners, L.P. Mr. Harris disclaims beneficial ownership of all shares owned by the Warburg Pincus entities.

(7) Represents shares owned by family trusts and foundations in which Mr. Leslie disclaims any beneficial ownership, except to the extent of his pecuniary interests therein.

(8) 8,960 of the shares are held in a deferred share account under our deferred compensation plan.

               IV.  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following "Report on Executive Compensation" and "Performance Graph" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Avaya specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

    The Corporate Governance and Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee Directors. The Committee is responsible for establishing and administering Avaya's executive compensation programs. Matters relating to the administration of the Avaya Inc. 2000 Long Term Incentive Plan or otherwise to the grant of options to purchase Avaya's stock or any performance-based executive compensation to Avaya's executives are considered and acted upon by the Committee.

COMPENSATION PHILOSOPHY

    The compensation philosophy of the Committee is designed to support Avaya's primary objective of creating value for its shareholders. The Committee believes that the following compensation strategies for Avaya's executive officers, including the Chief Executive Officer (the "CEO"), achieve this objective:

    - ATTRACT AND RETAIN TALENTED EXECUTIVES--Avaya provides core compensation in the form of compensation and benefit programs that are comparable to those of similarly sized companies in our industry.

    - EMPHASIZE PAY FOR PERFORMANCE--Under Avaya's short-term incentive plan, executive officers are paid based on Avaya's performance and the executive officer's individual performance. Under Avaya's long-term program, executive officers are rewarded for long-term stock price appreciation. Good individual and company performance results in competitive compensation. Superior individual and company performance results in commensurate compensation.

COMPENSATION PROGRAMS

    The following are summary descriptions of Avaya's compensation programs for executive officers, including the CEO:

    BASE SALARY

    Avaya generally establishes the base salary of each executive officer based, among other factors, on the Committee's assessment of that executive officer's responsibilities, experience and performance. In addition, the Committee considers compensation levels in similarly sized companies in our industry. Avaya's current philosophy is to pay base salaries sufficient to attract and retain executives with a broad, proven track record of performance.

    The performance of each executive officer is reviewed semi-annually. Base salaries are generally reviewed annually. An executive officer's level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Committee reviews and approves all executive officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

    BONUS PLAN

    Cash bonuses for executive officers are assessed and awarded twice during each fiscal year and are based upon individual and corporate performance for each of two six-month performance periods. The assessment of an executive officer's individual performance generally will be based on factors including their contribution toward financial performance (including revenue and expense), people management and process improvement. The assessment of corporate performance for fiscal 2001 was based on Avaya's return on sales and revenue growth.

    EQUITY-BASED PROGRAM

    Avaya's equity-based awards consist principally of stock options and restricted stock unit awards that are granted from time to time under the Avaya Inc. 2000 Long Term Incentive Plan and are designed to align management interests with those of shareholders. The Committee bases grants of equity-based awards on various factors, including competitive practice, each executive officer's ability to contribute to Avaya's future success and the other elements of such executive officer's compensation. In order to encourage increased performance in the future, Avaya's stock options vest in three equal annual installments beginning on the first anniversary of the date of grant.

CEO COMPENSATION

    Mr. Peterson's compensation for fiscal 2001 consisted of base salary, bonus, and equity compensation in the form of stock options and restricted stock units. When determining the components of Mr. Peterson's compensation for fiscal 2001, the Committee gave consideration to Chief Executive Officer compensation in other publicly owned and similarly sized companies in comparable industries.
Mr. Peterson's base salary effective as of September 30, 2000 was $900,000. The annual target award for fiscal 2001 for Mr. Peterson's bonus is set at 125% of his base salary. Mr. Peterson's bonus for fiscal 2001 was based on Avaya's revenue growth, return on sales, and his performance against individual objectives. During fiscal 2001, Mr. Peterson received bonus awards aggregating $947,969, consisting of an award of $667,969 under the STIP for the Performance Period representing the first six months of fiscal 2001 and a "spot" award of $280,000 for individual performance during the last six months of fiscal 2001. In connection with Avaya's spin-off from Lucent, Mr. Peterson was granted a one-time grant of 3,000,000 stock options and 202,500 restricted stock units on October 4, 2000. This grant was designed to provide incentive throughout the term of the option to strive to operate Avaya in a manner that directly affects both the short term and long term interests of the shareholders.

    As of October 31, 2001, Mr. Peterson held 3,667,216 stock options, 1,212,296 of which were fully vested. In connection with the Offer, on July 31, 2001
Mr. Peterson exchanged 1,668,040 options to purchase Common Stock for 259,168 restricted stock units. Such restricted stock units will vest in three equal annual installments beginning on August 1, 2002. Finally, interest continued to accrue on the special deferred compensation account held for the benefit of Mr. Peterson relating to the employment agreement that he entered into with AT&T and that was subsequently assumed by Avaya. See "Executive Compensation and Other Information--Employment Contracts, Termination of Employment and Change in Control Arrangements--Employment Agreement with Mr. Peterson."

    The Code imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. Avaya's policy is to have all compensation fully deductible; however, Avaya reserves the right to pay compensation that is not deductible if it is in the best interests of Avaya. The Committee and Avaya have carefully considered the impact of these tax laws and have taken certain actions intended to preserve Avaya's tax deduction with respect to any affected compensation.

                CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

  Jeffrey A. Harris         Mark Leslie        Daniel C. Stanzione    Franklin A. Thomas

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                        AMONG AVAYA INC., S&P 500 INDEX
                    AND S&P 500 INFORMATION TECHNOLOGY INDEX

                                            9/18/00    9/30/00    12/31/00   3/31/01    6/30/01    9/30/01
                                            --------   --------   --------   --------   --------   --------
Avaya Inc.................................  $100.00    $111.89     $50.30     $63.41     $66.83     $48.29
S&P 500...................................  $100.00    $ 99.45     $91.40     $80.33     $84.76     $72.06
S&P 500 Information.......................  $100.00    $ 92.93     $61.88     $45.91     $51.58     $34.04
   Technology

------------------------

* Assumes $100 invested on September 18, 2000 in each referenced group with reinvestment of dividends.

    The Performance Graph is presented for the period beginning the time at which Avaya became a publicly traded company and ending on September 30, 2001. Historical stock performance during this period may not be indicative of future stock performance.

                                 PENSION PLANS

    Prior to our separation from Lucent, most of our U.S. salaried employees, including executive officers, were participants in the Lucent Technologies Inc. Management Pension Plan. Effective September 30, 2000, we established a non-contributory pension plan which covers salaried employees, including the executive officers. We have also adopted a non-contributory supplemental pension plan. The following is a summary description of the terms of our pension plan and our supplemental pension plan.

    Participants were given full credit under our pension plan for service and compensation accrued prior to the separation under the Lucent pension plan. Under our pension plan, annual pensions are computed on a modified career average pay basis. A participant's modified career average pay will be equal to 1.4% of the sum of the individual's:

    - average annual pay for the five years ending December 31, 1998, excluding the annual bonus award paid in December 1997, times the number of years of service prior to January 1, 1999;

    - pay subsequent to December 31, 1998; and

    - annual bonus award paid in December 1997.

For the fiscal year ended September 30, 2001, the normal retirement age under our pension plan was 65. However, employees who were at least age 50 with at least 15 years of service could retire with reduced benefits. If an employee's age was at least 50 and, when added to years of service, was equal to or greater than 75, the employee could retire with unreduced pension benefits. If an employee retired on or prior to September 30, 2001, a reduction equal to 3% will be made for each year in which that employee's age plus service is less than 75. Effective October 1, 2001, employees must be at least age 55 with at least 15 years of service to become eligible for retirement. Furthermore, if the sum of an employee's age and service is not at least equal to 80 years, a 3% reduction per year will be applied to the pension amount.

    Pension amounts under our pension plan are not subject to reductions for social security benefits or other offset amounts. Average annual pay includes base salary and annual bonus awards. However, federal laws place limitations on compensation amounts that may be included under this plan. In 2001, up to $170,000 in eligible base salary and annual bonus could be included in the calculation under this plan.

    Pension amounts based on our pension plan formula which exceed the applicable limitations are paid under our supplemental pension plan. Compensation and benefit amounts which exceed the applicable federal limitations, including amounts related to bonus awards, are taken into account under our supplemental pension plan. This plan is a non-contributory plan, and will use the same modified career average pay formula and eligibility rules as our pension plan to provide supplemental pension benefits to our salaried employees, including our executive officers.

    Our supplemental pension plan will provide executive officers and other of our eligible employees with minimum pensions. Eligible retired executive officers and surviving spouses may receive an annual minimum pension equal to 15% of the sum of final base salary plus annual bonus awards. This minimum pension is offset by amounts received by plan participants as pensions under all our pension plans.

    Pursuant to the terms of an arrangement provided by AT&T and assumed by Lucent and, at the time of our separation from Lucent, by Avaya, Mr. Peterson is also entitled to a supplemental pension benefit under our supplemental pension plan. This benefit is available to certain salaried employees who were hired generally at or over age 35 and who terminate with at least five years service at an employment level defined in the supplemental plan. This plan provides additional pension credits equal to the difference between age 35 and the maximum possible years of service attainable at age 65, but not to exceed actual net credited service, at one-half the rate in our pension plan.

    It is anticipated that some of our non-qualified executive benefit plans will be supported by a benefits protection trust, the assets of which will be subject to the claims of our creditors. In the event of a change in control or a potential change in control of Avaya, certain additional funds might be required to be contributed to such trust to support benefits under such plans.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENT WITH MR. PETERSON

    The employment agreement entered into by Mr. Peterson and AT&T in 1995, and subsequently assumed by Lucent, required Lucent to establish a special deferred compensation account in the amount of $190,000. In connection with our separation from Lucent, we assumed Lucent's obligations under Mr. Peterson's employment agreement. Interest is compounded as of the end of each calendar quarter for as long as any sums remain in the account, and the quarterly rate of interest applied at the end of any calendar quarter is one-quarter of the average 30-year Treasury note rate for the previous quarter. The amounts credited to the account vested in October 1999, and will be paid out following Mr. Peterson's termination of employment with us.

CHANGE IN CONTROL ARRANGEMENTS

    INCENTIVE PLANS

    AVAYA INC. 2000 LONG TERM INCENTIVE PLAN

    The Avaya Inc. 2000 Long Term Incentive Plan generally provides that, unless our Corporate Governance and Compensation Committee determines otherwise at the time of grant with respect to a particular award, in the event of a "change in control": (i) any options and stock appreciation rights outstanding as of the date the change in control is determined to have occurred will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to any restricted stock awards will lapse; (iii) all performance awards will be considered to be earned and payable in full, and any deferral or other restriction will lapse and such performance awards will be immediately settled or distributed; and (iv) the restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards will lapse, and such other stock unit awards or other awards will become free of all restrictions, limitations or conditions and become fully vested and transferable.

    The plan defines "change in control" to mean, generally: (i) an acquisition by any individual, entity or group of beneficial ownership of 20% or more of either the then outstanding shares of our Common Stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of Directors; (ii) a change in the composition of a majority of our Board of Directors which is not supported by our current Board of Directors;
(iii) subject to certain exceptions, the approval by the shareholders of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets of or, if consummation of such corporate transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent either explicitly or implicitly by consummation; or (iv) the approval of the shareholders of our complete liquidation or dissolution.

    AVAYA INC. DEFERRED COMPENSATION PLAN

    Unless a contrary advance election is made, amounts deferred under the Avaya Inc. Deferred Compensation Plan will be paid in a lump sum as soon as practicable following a "change in control." The definition of "change in control" for the purposes of the Deferred Compensation Plan is substantially similar to the definition used for the Avaya Inc. 2000 Long Term Incentive Plan. See "--Avaya Inc. 2000 Long Term Incentive Plan" above.

    SEVERANCE AGREEMENTS

    Effective September 1, 2001, Avaya entered into agreements with each of Messrs. Peterson, McGuire, Dennis and Johnson and Ms. Mashima providing for certain severance benefits in the event of the termination of such executive officer following a change in control. Under each agreement, severance is payable upon a company-initiated termination or a termination initiated by the applicable executive officer with good reason within two years following a change in control. The definition of "good reason" includes a reduction in that executive officer's compensation, substantial change in that executive officer's work location or a material reduction in that executive officer's duties and responsibilities. The definition of change in control is substantially similar to the definition used for the purposes of the Avaya Inc. 2000 Long Term Incentive Plan. See "--Incentive Plans--Avaya Inc. 2000 Long Term Incentive Plan" above.

    The agreements provide that Mr. Peterson shall be entitled to a severance benefit equal to three times the sum of his annual base salary and target bonus, while each of the other executive officers shall be entitled to two times the sum of their respective annual base salaries and target bonuses. In addition, these executive officers are entitled to continuation of medical and life insurance and a pension enhancement payment for the period of severance. The company will also generally pay to these executive officers an amount covering any excise tax on these benefits.

    Each of the agreements has an initial term of two years and will renew automatically each year thereafter unless terminated by our Board of Directors.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid by us for services rendered in all capacities during the last fiscal year(1) to our Chief Executive Officer and our other four most highly compensated executive officers.

                                                 ANNUAL COMPENSATION             LONG-TERM COMPENSATION AWARDS
                                          ----------------------------------   ----------------------------------
                                                                                       AWARDS            PAYOUTS
                                                                               -----------------------   --------
                                                                               RESTRICTED   SECURITIES
                                                                OTHER ANNUAL     STOCK      UNDERLYING     LTIP      ALL OTHER
                                           SALARY     BONUS     COMPENSATION    AWARD(S)     OPTIONS     PAYOUTS    COMPENSATION
                                 YEAR       ($)       ($)(2)       ($)(3)        ($)(4)        (#)         ($)         ($)(5)
                               --------   --------   --------   ------------   ----------   ----------   --------   ------------
Donald K. Peterson ..........    2001     900,000    947,969      146,276      2,910,938    3,000,000         --       17,490(6)
  President and Chief
  Executive Officer

Garry K. McGuire, Sr. .......    2001     425,000    287,333       67,171        691,179      900,000         --        2,762
  Chief Financial Officer and
  Senior Vice President --
  Operations

David P. Johnson ............    2001     350,000    254,563       35,619        582,188      900,000    200,000(7)     2,500
  Senior Vice President --
  Sales and Marketing

Michael A. Dennis ...........    2001     350,000    254,563       68,640        582,188      900,000         --        2,500
  Group Vice President --
  Services

Karyn Mashima ...............    2001     350,000    205,859       36,051        582,188      900,000         --        2,500
  Senior Vice President --
  Strategy and Technology


--------------------------

(1) Prior to September 30, 2000, Avaya operated as a division of Lucent. Although certain of the individuals who serve as our executive officers were performing services in connection with Avaya's businesses prior to September 30, 2000, those individuals were employed by Lucent during such period, were not dedicated exclusively to our businesses, and, in fact, devoted substantial time and effort to other Lucent businesses or to the Lucent organization in general. Accordingly, no information on the compensation of executive officers for periods prior to September 30, 2000 is reported.

(2) Includes (a) awards of $667,969, $197,333, $174,563, $174,563 and $155,859
    under the STIP to each of Messrs. Peterson, McGuire, Johnson and Dennis and Ms. Mashima, respectively, relating to the Performance Period representing the first six months of fiscal 2001 and (b) "spot" awards of $280,000, $90,000, $80,000, $80,000 and $50,000 to each of Messrs. Peterson, McGuire,
    Johnson and Dennis and Ms. Mashima, respectively, for individual performance during the last six months of fiscal 2001.

(3) Includes (a) payments of above-market interest on deferred compensation, (b) tax reimbursement payments and (c) certain fringe benefits. In 2001, Messrs. Peterson and Dennis had personal use of company aircraft valued at $84,815 and $19,464, respectively. In 2001, each of Messrs. McGuire and Johnson and Ms. Mashima received financial counseling services valued at $18,804. In 2001, Messrs. McGuire and Johnson and Ms. Mashima each received a company car allowance of $16,800. In 2001, Mr. McGuire received home security equipment valued at $28,583.

(4) Calculated based upon 202,500, 48,082, 40,500, 40,500 and 40,500 restricted stock units granted to each of Messrs. Peterson, McGuire, Johnson and Dennis and Ms. Mashima, respectively, on October 4, 2000 using the closing market price for Common Stock on that date of $14.375 per share.

   The total number of restricted stock units held by Messrs. Peterson, McGuire, Johnson and Dennis and Ms. Mashima on September 30, 2001 was 1,260,146, 156,797, 169,778, 179,100 and 194,506, respectively. The value of these restricted stock holdings on that date was $12,475,445, $1,552,290, $1,680,802, $1,773,090 and $1,925,609, respectively, based upon the closing price of the Common Stock on the NYSE on September 28, 2001, which was $9.90 per share. Each award of restricted stock units vests in three equal annual installments beginning on the day after the first anniversary of the date of grant. Holders of these restricted stock units are not entitled to receive dividends on their restricted stock.

    Of the total amount of restricted stock units indicated in the immediately preceding paragraph, Messrs. Peterson, McGuire, Johnson and Dennis and
    Ms. Mashima received 259,618, 70,805, 83,786, 93,108 and 88,801 restricted stock units, respectively, on July 31, 2001 in connection with the Offer. Under the terms of the Offer, Messrs. Peterson, McGuire, Johnson and Dennis and Ms. Mashima tendered 1,668,040, 454,920, 538,322, 571,682 and 561,068 stock options, respectively, in exchange for the restricted stock units.

(5) In 2001, company contributions to savings plans for Messrs. Peterson, McGuire, Johnson and Dennis and Ms. Mashima totaled $2,500, $2,762, $2,500, $2,500 and $2,500, respectively.

(6) Includes a total of $14,990 of interest earned but not yet received on the special deferred compensation account established in connection with Mr. Peterson's employment agreement that has been assumed by Avaya. See "--Employment Contracts and Change in Control Arrangements--Employment Agreement with Mr. Peterson" for more information.

(7) Represents early payment of a long term incentive bonus awarded by Lucent relating to the performance period of October 1999 through September 2001 for which liability to make payment was assigned to Avaya at the separation from Lucent.

             OPTION GRANTS FOR SERVICES RENDERED DURING FISCAL 2001

    The following table sets forth information concerning individual grants of stock options made under the Avaya Inc. 2000 Long Term Incentive Plan for services rendered during fiscal 2001 by each of the executive officers listed in the Summary Compensation Table.

                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES OF
                                                                                          STOCK PRICE APPRECIATION
                                           INDIVIDUAL GRANTS                                 FOR OPTION TERM(2)
                        -------------------------------------------------------   -----------------------------------------
                        NUMBER OF      % OF TOTAL
                        SECURITIES   OPTIONS GRANTED
                        UNDERLYING    TO EMPLOYEES
                         OPTIONS      FOR SERVICES     EXERCISE OR
                        GRANTED(1)   RENDERED DURING   BASE PRICE    EXPIRATION
NAME                       (#)         FISCAL 2001       ($/SH)         DATE                  5%                    10%
----                    ----------   ---------------   -----------   ----------   ---------------------------   -----------
Donald K. Peterson....  3,000,000          9.5           14.8438     10/03/2010           25,714,681            67,323,744

Garry K. McGuire,
  Sr. ................    900,000          2.9           14.8438     10/03/2010            7,714,404            20,197,123

David P. Johnson......    900,000          2.9           14.8438     10/03/2010            7,714,404            20,197,123

Michael A. Dennis.....    900,000          2.9           14.8438     10/03/2010            7,714,404            20,197,123

Karyn Mashima.........    900,000          2.9           14.8438     10/03/2010            7,714,404            20,197,123

--------------------------

(1) Options have a ten-year term and vest in three equal annual installments beginning on the first anniversary of the date of grant. Vesting will, in certain cases, be accelerated upon the occurrence of a "change in control." See "--Employment Contracts and Change in Control Arrangements--Incentive Plans."

(2) The potential realizable value uses the hypothetical rates specified by the SEC and is not intended to forecast future appreciation, if any, of Common Stock price.

                   AGGREGATE OPTION EXERCISES IN FISCAL 2001
                      AND VALUES AS OF SEPTEMBER 30, 2001

    The following table sets forth information concerning each exercise of stock options during fiscal 2001 by each of the executive officers listed in the Summary Compensation Table and the value of unexercised options as of September 30, 2001.

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING               VALUE OF UNEXERCISED
                                SHARES        VALUE       UNEXERCISED OPTIONS(#)        IN-THE-MONEY OPTIONS($)
                              ACQUIRED ON   REALIZED    ---------------------------   ---------------------------
NAME                          EXERCISE(#)      ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   ---------   -----------   -------------   -----------   -------------
Donald K. Peterson..........          --          --            --      3,667,216             --             --
Garry K. McGuire, Sr. ......          --          --            --        900,000             --             --
David P. Johnson............          --          --            --        960,656             --             --
Michael A. Dennis...........          --          --            --        900,000             --             --
Karyn Mashima...............          --          --            --        900,000             --             --

                                          By Order of the Board of Directors
                                          PAMELA F. CRAVEN
                                          SECRETARY

January 8, 2002

                                                                      APPENDIX A

                  PROPOSED FORM OF CERTIFICATE OF AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                         TO EFFECT REVERSE STOCK SPLIT
                            CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   AVAYA INC.

    Avaya Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

    FIRST: This Certificate of Amendment amends the provisions of the Corporation's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation").

    SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 6:00 p.m., eastern time, on
[                 ].

    THIRD: Article IV of the Restated Certificate of Incorporation is hereby amended by deleting Section 4.01 in its entirety and replacing it with the following:

    "SECTION 4.01. Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock (as defined below), either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into [one-thirtieth (1/30th)/one-fortieth (1/40th)/one-fiftieth (1/50th)] of a fully-paid and nonassessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than [30/40/50] shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall, as may be determined by the Board of Directors of the Corporation, either (1) arrange for the disposition of fractional interests by those entitled thereto, by the mechanism of having (x) the transfer agent of the Corporation aggregate such fractional interests and (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale be allocated and distributed among the holders of the fractional interests as their respective interests appear, or (2) pay in cash the fair value of such fractions of a share as of the time when this amendment becomes effective.

    The Corporation shall be authorized to issue 1,700,000,000 shares of capital stock of which 1,500,000,000 shares shall be shares of common stock, $.01 par value per share ("Common Stock"), and 200,000,000 shares shall be shares of preferred stock, $1.00 par value per share ("Preferred Stock")."

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment
to be signed by its officer thereunto duly authorized this [   ] day of
[         ], [    ].

                                          By: __________________________________
                                             Name:
                                             Title:

                  PROPOSED FORM OF CERTIFICATE OF AMENDMENT TO
                     RESTATED CERTIFICATE OF INCORPORATION
                         TO EFFECT FORWARD STOCK SPLIT
                            CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   AVAYA INC.

    Avaya Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

    FIRST: This Certificate of Amendment amends the provisions of the Corporation's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation").

    SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 6:01 p.m., eastern time, on
[                 ].

    THIRD: Article IV of the Restated Certificate of Incorporation is hereby amended by deleting Section 4.01 in its entirety and replacing it with the following:

    "SECTION 4.01. Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock (as defined below), either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and are hereby automatically reclassified and changed (without any further act) into [thirty (30)/forty (40)/fifty (50)] fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such [30-1/40-1/50-1 ratio]), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.

    The Corporation shall be authorized to issue 1,700,000,000 shares of capital stock of which 1,500,000,000 shares shall be shares of common stock,$.01 par value per share ("Common Stock"), and 200,000,000 shares shall be shares of preferred stock, $1.00 par value per share ("Preferred Stock")."

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment
to be signed by its officer thereunto duly authorized this [   ] day of
[         ], [    ].

                                          By:  _________________________________
                                             Name:
                                             Title:

                                                                      APPENDIX B

                            AUDIT COMMITTEE CHARTER
                       OF THE AUDIT AND FINANCE COMMITTEE
                           OF THE BOARD OF DIRECTORS

                           APPROVED NOVEMBER 2, 2000

PURPOSE

1.1 The Audit and Finance Committee (the "Committee") is appointed by the Board of Directors of the Company (the "Board") to assist the Board in fulfilling its oversight responsibilities.

1.2 The Committee's primary audit committee duties and responsibilities are to assist the Board with respect to:

    - The adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial reports to the public.

    - The independence and performance of the Company's internal auditors (the "Internal Auditor") and external independent auditor ("Independent Auditor").

    - The Company's compliance with certain legal and regulatory requirements.

1.3 The Committee shall have the authority, in its discretion, to conduct investigations and retain, at the Company's expense, special legal, accounting or other consultants or experts to advise the Committee.

COMPOSITION

2.1 The Committee shall be comprised of not less than three members of the Board.

2.2 All members of the Committee shall meet the independence requirements of the New York Stock Exchange as interpreted by the Board in its business judgment.

2.3 Each Committee member shall be financially literate as such qualification is interpreted by the Board in its business judgment, or shall become financially literate within a reasonable period of time after appointment to the Committee.

2.4 At least one member of the Committee shall have accounting or related financial management expertise as the Board interprets such qualification in its business judgment.

COMMITTEE MEETINGS

3.1 The Committee shall hold meetings at least quarterly each fiscal year, and at any additional time as either the Board or Committee deems necessary.

3.2 The Committee may request that members of management and/or the Company's Independent Auditor be present as needed.

3.3 Annually, the Committee shall meet, in separate private sessions, with each of (i) the Company's chief financial officer, (ii) the Company's senior internal auditing vice president officer, and (iii) the Independent Auditor.

3.4 Minutes of each meeting will be kept and distributed to the entire Board.

GENERAL PRINCIPLES AS TO INDEPENDENT AUDITOR

4.1 The following principles shall apply with respect to the Committee and the Company's Independent Auditor:

    a. The Committee shall recommend to the Board the appointment of the Independent Auditor, which is ultimately accountable to the Board and the Committee.

    b. The Committee shall evaluate the performance of the Independent Auditor and, if so determined by the Committee, recommend that the Board replace the Independent Auditor. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's Independent Auditor.

    c. The Committee shall review and approve the fees to be paid to the Independent Auditor.

    d. If the Company's Independent Auditor identifies a significant problem which is not being adequately addressed by management, it should be communicated to the Committee.

4.2 The Committee shall undertake the following with respect to the Independent Auditor's independence:

    a. Ensure that the Independent Auditor submits annually, a formal written statement including the written disclosures required by Independence Standards Board Standard No. 1 delineating all relationships between the Independent Auditor and the Company.

    b. Actively engage in a dialogue with the Independent Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor.

    c. Recommend, if determined by the Committee to be called for, that the Board take appropriate action in response to the Independent Auditor's report to satisfy itself of the Independent Auditor's independence.

PRIMARY RESPONSIBILITIES

AUDITS

5.1 The Committee shall review and discuss with management the audited financial statements of the Company and the results of the year-end audit by the Company's Independent Auditor.

5.2 The Committee shall discuss with the Independent Auditor the matters the Independent Auditor determines are required to be discussed by Statement on Auditing Standards No. 61.

5.3 Based on the review and discussions with management and the Independent Auditor referred to in paragraphs 4.2, 5.1 and 5.2 above, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Company's Annual Report on Form 10-K (or incorporated by reference to the Annual Report to Shareowners).

5.4 The Committee shall discuss with management and the Company's Independent Auditor the matters the Independent Auditor determines are required to be discussed by Statement on Auditing Standards No. 71 regarding the interim quarterly financial statements prior to filing the Form 10-Q with the Securities and Exchange Commission.

5.5 The Committee shall review the proposed audit plans of the Internal Auditor for the coming year, the coordination or such plans with the Independent Auditor and shall review and discuss with management the results of such audits.

INTERNAL CONTROLS

5.6 The Committee shall discuss with management, the Independent Auditor and the Internal Auditor:

    a. The adequacy of the Company's internal accounting controls and the financial reporting process.

    b. The status of internal control recommendations made by the Independent Auditor and the Internal Auditor.

5.7 The Committee shall periodically receive reports from and discuss with the Company's General Counsel the adequacy of the policies and practices of the Company related to compliance with key regulatory requirements, conflicts of interest and ethical conduct.

OTHER

5.8 The Committee shall periodically receive reports from and discuss with the Company's General Counsel any material government investigations, litigation or legal matters.

5.9 The Committee shall:

    a. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

    b. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

SCOPE OF RESPONSIBILITIES

6.1 While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

6.2 The Committee shall have such additional responsibilities related to financial matters of the Company as the Board may, from time to time, assign to the Committee.

                                                                      Appendix C

                                                                         (Final)








                                   AVAYA INC.

                          2000 LONG TERM INCENTIVE PLAN

                       ARTICLE 1 - BACKGROUND AND PURPOSE

The purpose of the Avaya Inc. 2000 Long Term Incentive Plan is to enhance shareholder value by reinforcing the Company's efforts to motivate Employees to contribute to the Company's growth and performance, and enabling the Company to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.


                             ARTICLE 2 - DEFINITIONS

For the purposes of this Plan, the following words shall have the meanings ascribed to them below:

(a)   AWARD

      Any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award, Substitute Award or any other right, interest, or option relating to Shares or other securities of the Company granted pursuant to the provisions of the Plan.

(b)   AWARD AGREEMENT

      The written agreement, contract, or other instrument or document provided by the Company to evidence an Award and signed by both the Company and the Participant.


(c)   BOARD

      The Board of Directors of the Company.

(d)   CHANGE IN CONTROL

      The happening of any of the following events:

            (i) An acquisition by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14 (d)(2) of the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security so being converted was itself acquired directly from the Company, (2) any acquisition by the Company,
      (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection
      (iii) of this Article 2(d); or

            (ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for

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                    AVAYA INC. 2000 LONG TERM INCENTIVE PLAN


      election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and PROVIDED, FURTHER HOWEVER, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

            (iii) The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of the directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

            (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(e)   CODE

      The Internal Revenue Code of 1986, as amended.

(f)   COMMITTEE

      The Corporate Governance and Compensation Committee (or any successor committee) of the Board.

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                    AVAYA INC. 2000 LONG TERM INCENTIVE PLAN


(g)   COMPANY

      Avaya Inc., a Delaware corporation.

(h)   COMPANY ACTION

      A Company or Subsidiary declared or initiated (i) termination from service under a force management program, (ii) sale of a unit or portion of a unit, (iii) transfer of a Participant to a corporation, partnership, limited liability company or other business entity in which the Company has a direct or indirect equity interest and which does not constitute a Subsidiary or (iv) placement of the job function of a Participant with an outsourcing contractor unless the successor employer has made appropriate provision for the assumption and continuation of Awards of Employees who are employed by the successor employer after an event described in (ii),
      (iii) or (iv).

(i)   COVERED EMPLOYEE

      A "covered employee" within the meaning of Section 162(m)(3) of the Code.

(j)   DELEGATE

      The person or committee authorized by the Committee or the Board to exercise specified authority under this Plan.

(k)   DIVIDEND EQUIVALENT

      Has the meaning assigned in Article 6(b).

(l)   DISABILITY OR DISABLED

      Termination of employment under circumstances where the Participant qualifies for benefits under a long-term disability pay plan as provided in the Participant's Award Agreement.

(m)   EMPLOYEE

      Any employee of the Company or any Subsidiary, excluding leased employees within the meaning of Section 414(n) of the Code.

(n)   EXCHANGE ACT

      The Securities Exchange Act of 1934, as amended.

(o)   EXPIRATION DATE

      The date specified in the Award Agreement after which rights under the Award expire.

(p)   FAIR MARKET VALUE

      The average of the high and low sales prices of a Share as reported on the New York Stock Exchange on the Grant Date, or if no sales of Shares were reported on such date, the average of the high and low prices of a Share on the next preceding day on which sales were reported.

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                    AVAYA INC. 2000 LONG TERM INCENTIVE PLAN


(q)   GRANT DATE

      The Grant Date shall be the date an Award is granted as set forth in the Award Agreement.

(r)   INCENTIVE OPTION

      An Option granted under Article 7 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(s)   NONSTATUTORY OPTION

      An Option granted under Article 7 that is not intended to be an Incentive Option.

(t)   OPTION

      An Award described in Article 7.

(u)   OTHER STOCK UNIT AWARD

      An Award described in Article 11.

(v)   PARTICIPANT

      An Employee who is selected by the Committee to receive an Award under the Plan.

(w)   PERFORMANCE AWARD

      An Award described in Article 10.

(x)   PERFORMANCE PERIOD

      That period, established by the Committee at or after the time any Performance Award is granted, during which any performance goals specified by the Committee with respect to such Award are to be measured.

(y)   PERSON

      Any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision.

(aa)  PLAN

      The Avaya Inc. 2000 Long Term Incentive Plan.

(bb)  RESTRICTED STOCK

      An Award described in Article 9.

(cc)  RETIREMENT

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                    AVAYA INC. 2000 LONG TERM INCENTIVE PLAN


      Termination of the employment of a Participant with the Company or any Subsidiary under circumstances where the Participant qualifies for benefits under a retirement plan as provided in the Participant's Award Agreement.

(dd)  SHARE

      A share of the common stock of the Company, par value $.01 per share.

(ee)  STOCK APPRECIATION RIGHT

      An Award described in Article 8.

(ff)  STOCK AWARD COMMITTEE

      A committee of one or more directors appointed by the Committee pursuant to Article 4.


(gg)  SUBSIDIARY

      A "subsidiary corporation" of the Company as defined in Section 424(f) of the Code, an entity in which the Company directly or indirectly owns 50% or more of the voting interests or an entity in which the Company has a significant equity interest, as determined by the Committee.

(hh)  SUBSTITUTE AWARD

      An Award granted in lieu of an Option or Stock Appreciation Right pursuant to Article 17.

(ii)  TERM

      The period beginning on October 1, 2000, and ending on October 1, 2005.


              ARTICLE 3 - SHARES AVAILABLE FOR OPTION; ADJUSTMENTS

(a) Subject to adjustment as provided in Article 3(b), the aggregate number of Shares which may be made subject to Awards granted under this Plan shall not exceed 25 million (25,000,000); PROVIDED, that if any Shares are subject to an Award that is forfeited, settled in cash, expires, or is otherwise terminated without issuance of Shares, such Shares shall again be available for Awards under the Plan if no Participant shall have received any benefits of ownership in respect thereof; and PROVIDED, FURTHER, that no more than two million (2,000,000) Shares shall be available for the grant of Incentive Options under the Plan during the Term; AND PROVIDED, FURTHER, that no Participant may be granted Awards with respect to more than 5,000,000 Shares in the aggregate during the Term. In addition, the number of Shares available for grants under the Plan or to a Participant in any fiscal year shall not be reduced by Awards granted or Shares issued by the Company through the assumption of, or in substitution or exchange for awards or the right or obligation to make future grants of awards in connection with the acquisition of another corporation or business entity or in connection with the assumption of any Award granted by Lucent Technologies Inc. ("Lucent") to an Employee who becomes an Avaya Individual as defined in the Employee Benefits agreement dated as of October 1, 2000 between the Company and Lucent. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares, Shares purchased in the open market or otherwise, treasury Shares, or any combination of the foregoing, as the Board or the Committee may from time to time determine.

                    AVAYA INC. 2000 LONG TERM INCENTIVE PLAN


(b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan, and to Awards as the Committee in its sole discretion deems equitable or appropriate, including: such adjustments in the aggregate number, class and kind of Shares or other consideration which may be delivered under the Plan, in the aggregate or to any one Participant; in the number, class, kind and option or exercise price of Shares subject to outstanding Awards granted under the Plan; and in the number, class and kind of Shares subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) PROVIDED, HOWEVER, that the number of Shares or other securities subject to any Award shall always be a whole number.

(c) Except as provided in Article 21, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements, or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.


                           ARTICLE 4 - ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall be responsible to the Board for the operation of the Plan. The Committee may appoint one or more Directors to serve as the Stock Award Committee to make grants of Options, administer the Plan, discharge the duties of the Committee under Articles 5, 6, 7, 8, 9 and 14 with respect to Employees other than officers and directors of the Company, and adopt rules and regulations under the Plan and make interpretations of the Plan with respect to such Employees. If the Committee does not appoint a Stock Award Committee, the Plan shall be administered by the Committee. The Committee or the Stock Award Committee may appoint a Delegate to administer and interpret the provisions of the Plan, promulgate rules and regulations under the Plan, discharge the duties of the Committee under Articles 9 and 14, designate employees to perform ministerial functions under this Plan and execute documents on behalf of the Company; PROVIDED, HOWEVER, that any Delegate appointed pursuant to this Article 4 who is a Participant in the Plan shall not participate in making any decision that would benefit such Delegate, except to the extent such decision would only incidentally benefit the Delegate and would also generally benefit a larger class of Employees.

The interpretations and construction of any provision of the Plan by the Committee, the Stock Award Committee, or the Delegate, as the case may be, as well as any factual determinations, shall be final, unless otherwise determined by the Board. No member of the Board, the Committee, the Stock Award Committee or any Delegate shall be liable for any action or determination made by him or her in good faith.


                             ARTICLE 5 - ELIGIBILITY

(a) The Committee, in its sole discretion, may grant an Award to any Employee who is actively employed by the Company or a Subsidiary. The adoption of this Plan shall not be deemed to give

                    AVAYA INC. 2000 LONG TERM INCENTIVE PLAN


any Employee any right to be granted an Award, except and to the extent and upon such terms and conditions as may be determined by the Committee.

(b) Neither this Plan nor any Award shall be construed as giving any person the right to be retained in the employ of the Company or any Subsidiary. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Employees or Participants under the Plan. This Plan creates no ongoing obligation of the Company to provide any future benefit of similar value. The provisions of any Award need not be the same with respect to each recipient of an Award of the same type.


                          ARTICLE 6 - AWARDS -- GENERAL

(a) Awards may be granted to Participants either alone or in addition to any other type of Award granted under the Plan. Awards may be granted for no consideration, for such minimum consideration as is required by applicable law or for such other consideration as the Committee may determine. Any Award granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The prospective recipient of any Award shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed and delivered to the Company an Award Agreement evidencing the Award, and otherwise complied with the then applicable terms and conditions. The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Incentive Option or any Stock Appreciation Right related to any Incentive Option exceed a period of ten (10) years from its Grant Date. The Committee may impose such conditions on the exercise or vesting of any Award as it shall deem appropriate.

(b) Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents (collectively, "Dividend Equivalents"), with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

                               ARTICLE 7 - OPTIONS

      An Option is a right to purchase Shares subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

      (a) OPTION PRICE. The exercise price per Share under an Option shall be determined by the Committee in its sole discretion; provided that except in the case of an Option pursuant to a Substitute Award, such exercise price shall not be less than the Fair Market Value of a Share on the date of the grant of the Option.

      (b) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Option.

      (c) METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including,

                    AVAYA INC. 2000 LONG TERM INCENTIVE PLAN


where permitted by law and the Committee, Awards) having a fair market value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

      (d) INCENTIVE OPTIONS. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or Subsidiary of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under
Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Option shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

      (e) FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.


                      ARTICLE 8 - STOCK APPRECIATION RIGHTS

      A Stock Appreciation Right is a right to receive in cash the difference between the Fair Market Value of a Share on the exercise date and the Grant Date. A Stock Appreciation Right shall otherwise have the same terms and conditions as an Option. Any Stock Appreciation Right related to a Nonstatutory Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.


                          ARTICLE 9 - RESTRICTED STOCK

      Restricted Stock is an Award in the form of Shares issued with the restriction that the Participant may not sell, transfer, pledge or assign the Shares and with any other restrictions that the Committee may impose (including restrictions on the right to vote or receive cash dividends on the Shares) which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee shall determine. A Restricted Stock Award may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of a Restricted Stock Award, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.


                         ARTICLE 10 - PERFORMANCE AWARDS

      A Performance Award is an Award of Performance Units or Performance Shares which vests and becomes non-forfeitable based on performance criteria determined by the Committee to be achieved over a prescribed Performance Period. An Award of Performance Shares is a

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                    AVAYA INC. 2000 LONG TERM INCENTIVE PLAN


number of units valued by reference to a designated number of Shares, and an Award of Performance Units is a number of units valued by reference to a designated amount of property other than Shares. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award or at any time thereafter. Except as provided in Articles 12 and 14, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination of the foregoing, in the sole discretion of the Committee upon the grant of the Performance Award. The performance levels which have been achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period.


                      ARTICLE 11 - OTHER STOCK UNIT AWARDS

      Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares ("Other Stock Unit Awards") may be paid in Shares, other securities of the Company, cash or any other form of property as the Committee shall determine upon the grant of the Other Stock Unit Award. Other Stock Unit Awards may be issued with such restrictions that the Committee may impose which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee shall determine. Shares purchased pursuant to other Stock Unit Awards shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares as of the date such Award is granted.


                     ARTICLE 12 - TERMINATION OF EMPLOYMENT

Except as shall otherwise be provided in an Award Agreement, the provisions of this Article 12 shall govern rights of Participants to exercise Options following termination of employment. If a Participant terminates employment for any reason other than Retirement, Disability or death (i) any portion of the Participant's Options which are exercisable on the date employment terminates may be exercised until the earlier of ninety days following termination of employment or the original Expiration Date of the Option, and (ii) any portion of an Option that is not exercisable on the date employment terminates shall be forfeited and canceled, except that if the reason for the termination of employment is a Company Action, then the Option shall become immediately exercisable for the period specified in clause (i) with respect to the number of Shares determined by the following formula, and shall be forfeited and canceled with respect to the remaining Shares:


                   ---                                                  --
    Shares            Original            Number of Completed Months
                      Shares                Prior to Termination of
                                               Employment Since
    Exercisable =     Granted       X               Granted
                                        --------------------------------
                                        Number of Months from Grant Date
                                        to Full Exercisability of Option
                   ---                                                  --

                                      Minus: Number of Shares Exercisable
                                      or Exercised Prior to Termination
                                                 of Employment


Upon termination of employment by reason of Retirement or Disability, any portion of a Participant's Option that is then outstanding shall, to the extent not then exercisable, be immediately, forfeited and canceled in its entirety. To the extent that an Option is exercisable on

                    AVAYA INC. 2000 LONG TERM INCENTIVE PLAN


the date of a Participant's Retirement or Disability, the Option will remain exercisable until the original Expiration Date of the Option. Notwithstanding the foregoing, if a Participant terminates employment pursuant to a Company Action under circumstances that also constitute Retirement for such Participant, then any portion of any Option of the Participant which becomes exercisable by reason of this Article 12 along with any portion of any Option of the Participant which is exercisable on the date of termination of employment shall be exercisable, until the original Expiration Date of the relevant Option. Upon the death of a Participant, the outstanding portion of such Participant's Option shall, to the extent not then exercisable, become immediately exercisable in full and the Option shall remain exercisable until the original Expiration Date of the Option. The Committee or its Delegate may, in its sole discretion, waive or modify the application of this Article 12 in the case of any individual Participant. This Article 12 applies only to Options; however the Committee may provide for similar treatment of other forms of Awards at the time that the Award is granted.


                          ARTICLE 13 - NONASSIGNABILITY

No award granted under the Plan shall be assigned or transferred by the Participant otherwise than by will or by the laws of descent and distribution, and such Award shall be exercisable, during the Participant's lifetime, only by the Participant.


                    ARTICLE 14 - CHANGE IN CONTROL PROVISIONS

Notwithstanding any other provision of the plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant and any Restricted Stock or Other Stock Unit Awards which are not then vested shall become vested and non-forfeitable to the full extent of the Original Grant. If a Change in Control occurs or is to occur during a Performance Period, the Committee shall determine the extent to which Performance Awards shall vest or shall be adjusted in accordance with Article 3(c) in the event of a Change in Control. This determination shall be made by individuals who are members of the Incumbent Board as defined in the definition of a Change in Control in Article 1(d).


                       ARTICLE 15 - RESERVATION OF SHARES

The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of Shares that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of Shares shall relieve the Company of any liability in respect of the failure to issue or sell Shares as to which the requisite authority has not been obtained.


                               ARTICLE 16 - TAXES

The Company and any Subsidiary shall have the right to condition the grant or exercise of any Award on a Participant's payment of any applicable amounts required by a governmental agency to be withheld from payment to the Participant or paid or deducted by the Company or a Subsidiary in connection with an Award ("withholding tax"). The Company and any Subsidiary shall also have the right to deduct any withholding tax from a Participant's other compensation or

                    AVAYA INC. 2000 LONG TERM INCENTIVE PLAN


to make any other arrangements to satisfy withholding tax obligations, including arrangements with one or more brokerage firms pursuant to cashless exercise procedures. The Company and any Subsidiary shall further have the right to deduct from any payment under an Award under the Plan or from a Participant's other compensation any tax or social insurance payment imposed on the Company or Subsidiary in connection with such Award.


            ARTICLE 17 - EMPLOYEES BASED OUTSIDE OF THE UNITED STATES

Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with the provisions of laws in other countries in which the Company and its Subsidiaries operate or have Employees, the Committee or its Delegate, in its sole discretion, shall have the power and authority to (1) determine which Employees that are subject to the tax laws of nations other than the United States are eligible to participate in the Plan, (2) modify the terms and conditions of any Awards granted to such Employees (including the grant of Stock Appreciation Rights or some other comparable form of award ("Substitute Award") in lieu of Options, and (3) establish subplans, modified Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable; PROVIDED, HOWEVER, that the Committee may not grant such Awards that do not comply with the limitations of Article 3. Any subplans established under this Article 17 by the Committee shall be attached to this Plan as appendices. The terms of this Plan applicable to Options shall apply with like effect to Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Other Stock Unit Awards and Substitute Awards to the extent legally permissible.


                   ARTICLE 18 - RIGHTS TO CONTINUED EMPLOYMENT

Neither this Plan nor any Option shall be construed as giving any person the right to be retained in the employ of the Company or any Subsidiary. No Employee or Participant shall have any claim to be granted any Option under the Plan or to include any Option or its value in any form of severance or similar pay, or in any benefit plan or program which by its terms does not specifically include the value of the Option. There is no obligation of uniformity of treatment of Employees or Participants under the Plan. This Plan is of limited duration and creates no ongoing obligation of the Company to provide any future benefit of similar nature or value.


                         ARTICLE 19 - AMENDMENT OF PLAN

The Board may amend the Plan at any time and from time to time. The Board may, at any time or from time to time, suspend or terminate this Plan in whole or in part.

No such amendment, suspension or termination of the Plan may, however, impair any Award granted prior to such amendment, suspension or termination, without the written consent of the affected Participant.


                            ARTICLE 20 - TERM OF PLAN

The Plan shall become effective as of October 1, 2000.

The Plan shall terminate on October 1, 2005 or at such earlier date as may be determined by the Board of Directors. Termination of the Plan, however, shall not affect the rights of Participants under Awards previously granted to them, and all unexpired Awards shall continue in force and operation after termination of the Plan except as they may lapse or be terminated pursuant to this Plan.

                    AVAYA INC. 2000 LONG TERM INCENTIVE PLAN


                   ARTICLE 21 - CODE SECTION 162(M) PROVISIONS

      (a) Notwithstanding any other provision of this Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 21 is applicable to such Award under such terms as the Committee shall determine.

      (b) If an Award is subject to this Article 21, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the Company having a level of Net Income for the fiscal year preceding lapse or distribution set by the Committee within the time prescribed by Section 162(m) of the Code or the regulations thereunder in order for the level to be considered "pre-established". The Committee may, in its discretion, reduce the amount of any Performance Award or Other Stock Unit Award subject to this Article 24 at any time prior to payment based on such criteria as it shall determine, including but not limited to individual merit and the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per Share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareowner return (measured in terms of stock price appreciation and dividend growth), or cost control, of the Company or the Subsidiary or division of the Company for or within which the Participant is primarily employed.

      (c) Notwithstanding any contrary provision of the Plan other than Article 14, the Committee may not adjust upwards the amount payable pursuant to any Award subject to this Article 21, nor may it waive the achievement of the Net Income requirement contained in Article 21(b), except in the case of the death or disability of a Participant.

      (d) Prior to the payment of any Award subject to this Article 21, the Committee shall certify in writing that the Net Income requirement applicable to such Award was met.

      (e) The Committee shall have the power to impose such other restrictions on Awards subject to this Article 21 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto.

                           ARTICLE 22 - GOVERNING LAW

The Plan, and the validity and construction of any Awards granted hereunder shall be governed by the laws of the State of Delaware.

                                                                      Appendix D


                                   AYAVA INC.
                            SHORT TERM INCENTIVE PLAN
                      Effective October 1, 2000, as amended


      1. PURPOSE. The purpose of the Ayava Inc. Short Term Incentive Plan (the "Plan") is to provide Executives of Avaya Inc. (the "Company") and its affiliates with incentive compensation based upon the level of achievement of financial and other performance criteria. The Plan will enhance the ability of the Company and its affiliates to attract individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

      2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

      (a) "AWARD" shall mean a cash payment.

      (b) "BOARD" shall mean the Board of Directors of the Company.

      (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor thereto.

      (d) "COMMITTEE" shall mean the Corporate Governance and Compensation Committee of the Board (or any successor committee).

      (e) "COVERED EMPLOYEE" shall mean a "covered employee" within the meaning of Section 162(m) of the Code.

      (f) "EXECUTIVE" shall mean any manager of the Company or any affiliate holding a position at or above the vice president level or any salary grade level that the Committee determines, in its sole discretion, is the equivalent thereof.

      (g) "NET INCOME" shall mean the net income of the Company as determined under generally accepted accounting principles, excluding (a) extraordinary items (net of applicable taxes); (b) cumulative effects of changes in accounting principles; (c) securities gains and losses (net of applicable taxes); and (d) nonrecurring items (net of applicable taxes) including, but not limited to, gains or losses on asset dispositions and sales of divisions, business units or subsidiaries, restructuring charges, gains and losses from qualified benefit plan curtailments and settlements, and income or expenses related to deferred tax assets.

      (h) "OUTSIDE DIRECTORS" shall mean those members of the Board who are "outside directors" within the meaning of Section 162(m) of the Code.

      (i) "PARTICIPANT" shall mean any person selected by the Committee to participate in the Plan.

      (j) "PERFORMANCE PERIOD" shall mean the six month period in which a Participant provides services on account of which the Award is made.

      (k) "PERSON" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

      (l) "TARGET AWARD" shall mean an Award level that may be paid if certain performance criteria are achieved in the Performance Period.

      3. ELIGIBILITY. Executives employed by the Company or any of its affiliates during a Performance Period in active are eligible to be Participants under the Plan for such Performance Period (whether or not so employed or living at the date an Award is made) and may be considered by the Committee for an Award. An Executive is not rendered ineligible to be a Participant by reason of being a member of the Board.

      4. AWARDS-GENERAL. The Committee will establish (i) Target Awards for Participants at the beginning of each fiscal year and (ii) the performance criteria to be applicable to Awards for each Performance Period at the beginning of each such Performance Period. The performance criteria utilized by the Committee may be based on individual performance, earnings per share, other Company and business unit financial objectives, customer satisfaction indicators, operational efficiency measures, and other measurable objectives tied to the Company's success or such other criteria as the Committee shall determine. Awards will be made by the Committee following the end of each Performance Period. Awards shall be paid as soon as practicable after the Performance Period. The Award amount with respect to a Participant shall be determined in the sole discretion of the Committee, or, in the case of an Award to a Participant who is not a Covered Employee, in the sole discretion of such person or committee empowered by the Committee or Board. The determination of the Award amount for each Participant shall be made at the end of each Performance Period and may be less than (including no Award) or, subject to
Section 5 and 6(f) in the case of a Participant who is a Covered Employee, greater than the Target Award.

      5. AWARDS TO COVERED EMPLOYEES. (a) If the Committee determines at the time a Target Award is established for a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 5 is applicable to such Award under such terms as the Committee shall determine.

       (b) If an Award is subject to this Section 5, then the payment of cash pursuant thereto shall be subject to the Company having a level of Net Income for the applicable Performance Period set by the Committee within the time prescribed by Section 162(m) of the Code or the regulations thereunder in order for the level to be considered "pre-established." The Committee may, in its discretion, reduce the amount of such an Award at any time prior to payment based on such criteria as it shall determine, including but not limited to individual merit and the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareowner return (measured in terms of stock price appreciation and dividend growth), or cost control, of the Company or the affiliate or division of the Company for or within which the Participant is primarily employed.

       (c) Notwithstanding any contrary provision of this Plan, the Committee may not adjust upwards the amount payable pursuant to any Award subject to this
Section 5, nor may it waive the achievement of the Net Income requirement contained in Section 5(b), except in the case of the death or disability of the Participant.

      (d) Prior to the payment of any Award subject to this Section 5, the Committee shall certify in writing that the Net Income requirement applicable to such Award was met.

       (e) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 5 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto.

      6. OTHER CONDITIONS. (a) No person shall have any claim to an Award under the Plan and there is no obligation for uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

      (b) Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Company or any affiliate.

      (c) The Company or any affiliate shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

      (d) Awards under the Plan will, to the extent provided therein, be included in base compensation or covered compensation under the retirement programs of the company for purposes of determining pensions, retirement and death related benefits.

      (e) In the event an Award under the Plan is deferred under the Avaya Deferred Compensation Plan or any successor thereto, it will be reflected in the calculations of the above benefit plans as if it had been paid as scheduled and not deferred.

      (f) Notwithstanding any contrary provision of the Plan, the maximum amount which may be paid to a Participant in any fiscal yearis $5 million.

      7. DESIGNATION OF BENEFICIARIES. A Participant may, if the Committee permits, designate a beneficiary or beneficiaries to receive all or part of the Award which may be made to the Participant, or may be payable, after such Participant's death. A designation of beneficiary shall be made in accordance with procedures specified by the Company and may be replaced by a new designation or may be revoked by the Participant at any time. In case of the Participant's death, an Award with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries. Any Award granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive an Award under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its affiliates shall have no further liability to anyone with respect to such amount.

      8. PLAN ADMINISTRATION. (a) The Committee shall have full discretionary power to administer and interpret the Plan and to establish rules for its administration (including the power to delegate authority to others to act for and on behalf of the Committee) subject to such resolutions, not inconsistent with the Plan, as may be adopted by the Board, except that the Committee (or any subcommittee thereof) shall have the exclusive authority to exercise any such power with respect to Awards to which Section 5 is applicable. In making any determinations under or referred to in the Plan, the Committee (and its delegates, if any) shall be entitled to rely on opinions, reports or statements of employees of the Company and its affiliates and of counsel, public accountants and other professional or expert persons.

      (b) The Plan shall be governed by the laws of the State of Delaware and applicable Federal law.

      9. MODIFICATION OR TERMINATION OF PLAN. The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine. The Vice President - Human Resources of the Company or her delegate with the concurrence of the General Counsel of the Company or her delegate (or, in each case, any successor to either of such officer's responsibilities), shall be authorized to make minor or administrative changes in the Plan or changes required by or made desirable by law or government regulation. Such a modification may affect present and future Participants. For purposes of this Section, a change to the Plan that affects any Award to a Covered Employee shall not be a minor or administrative change.

      10. TERM OF THE PLAN. The Plan shall become effective as of October 1, 2000 and shall terminate on October 1, 2007 or at such earlier date as may be determined by the Board in accordance with Section 9.

                                   VOTE BY INTERNET OR TELEPHONE
AVAYA
                                    24 HOURS A DAY - 7 DAYS A WEEK
                            SAVE YOUR COMPANY MONEY - IT'S FAST AND CONVENIENT

                                    TELEPHONE
                                 1-866-593-3359

o Use any touch-tone telephone
o Have your proxy form in hand
o Enter the control number located in the box below
o Follow the simple recorded instructions

                                       OR

                                    INTERNET
                        https://www.proxyvotenow.com/avy

o Go to the website address listed above
o Have your proxy form in hand
o Enter the control number located in the box below
o Follow the simple instructions

                                       OR

                                      MAIL
o Mark, sign and date the proxy card
o Detach the proxy card below
o Return the proxy card in the postage-paid envelope provided

                                                       CONTROL NUMBER FOR
                                                 TELEPHONE AND INTERNET VOTING

CALL TOLL-FREE TO VOTE: 1-866-593-3359
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card. TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 12:01 A.M. EASTERN STANDARD TIME ON FEBRUARY 26, 2002.

        PLEASE DETACH HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

Mark, Sign, Date and Return the Proxy Card Promptly
Using the Enclosed Envelope.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5,
                         6 AND 7 AND AGAINST ITEM 8.

Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

1.  Election of Class 1 Directors:          FOR      WITHHOLD

  01 Jeffrey A. Harris                      / /        / /


  02 Franklin A. Thomas                    / /        / /




                                                       FOR   AGAINST   ABSTAIN
2.  Directors' Proposal - Approval of the adoption
    of the Avaya Inc. 2000 Long Term Incentive Plan    / /      / /      / /


3.  Directors' Proposal - Approval of the adoption
    of the Avaya Inc. Short Term Incentive Plan       / /      / /      / /

4.  Directors' Proposal - Approval of the amendment
    to the Certificate of Designations, Preferences
    and Rights of Series B Convertible Participating
    Preferred Stock                                   / /      / /      / /

5.  Directors' Proposal - Approval of an amendment to
    the Restated Certificate of Incorporation to authorize
    the 1-for-30 Reverse/30-for-1 Forward Split       / /      / /      / /

6.  Directors' Proposal - Approval of an amendment to
    the Restated Certificate of Incorporation to authorize
    the 1-for-40 Reverse/40-for-1 Forward Split      / /      / /      / /

7.  Directors' Proposal - Approval of an amendment to
    the Restated Certificate of Incorporation to authorize
    the 1-for-50 Reverse/50-for-1 Forward Split     / /      / /      / /

8.  Shareholder Proposal - Regarding Certain
    Voting Procedures                              / /      / /      / /


With respect to other matters that properly come before the meeting, this proxy will be voted in the discretion of the named proxies.

Shareholder sign here                               Date

Co-Owner sign here

AVAYA

                                ADMISSION TICKET

                                   AVAYA INC.
                       2002 ANNUAL MEETING OF SHAREHOLDERS
                           Tuesday, February 26, 2002
                         9:00 a.m. Eastern Standard Time

                        Raritan Valley Community College
                            Rt. 28 and Lamington Road
                         North Branch, New Jersey 08876

            THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER.

DIRECTIONS:

FROM THE NORTH
Take Interstate 287 SOUTH to Interstate 78 WEST. Proceed on 78 WEST for approx. 3 miles to Exit 26 (Lamington/North Branch). At traffic light at off ramp make a left onto Rattlesnake (county road 665) which turns into Lamington Road. Take Lamington Road for approximately 3 miles. At traffic light make a left onto Easton Turnpike (county road 614). At the next traffic light (Orr Drive) make a left into the main entrance to the College.

FROM THE SOUTH
Take Interstate 287 NORTH to the Route 22 WEST exit. After approx. 7 miles (just before the 5th light), exit at Raritan Valley College Drive (Orr Drive). At the end of Orr Drive is a traffic light. Proceed straight to enter the College.



FROM THE EAST
Take Interstate 78 WEST. Proceed on 78 WEST and get off at Exit 26 (Lamington/North Branch). At traffic light at off ramp make a left onto Rattlesnake (county road 665) which turns into Lamington Road. Take Lamington Road for approximately 3 miles. At traffic light make a left onto Easton Turnpike (county road 614). At the next traffic light (Orr Drive) make a left into the main entrance to the College.

FROM THE WEST
Take Interstate 78 EAST to Exit 26 (Lamington/North Branch). Turn right at light onto Lamington Road (county road 665). Take Lamington Road for approximately 3 miles. At traffic light make a left onto Easton Turnpike (county road 614). At the next traffic light (Orr Drive) make a left into the main entrance to the College.

NOTE: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video or still photography at the Annual Meeting is not permitted, and no cans, coolers or bottles are permitted inside the Annual Meeting. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.


AVAYA
211 Mt. Airy Road
Basking Ridge, New Jersey 07920

                                                                     PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS ON TUESDAY, FEBRUARY 26, 2002.

The shares of Common Stock you hold will be voted as you specify.

By signing this proxy, you revoke all prior proxies and appoint Donald K. Peterson, Garry K. McGuire, Sr. and Rhonda L. Seegal, each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5, 6 AND 7 AND AGAINST ITEM 8.

Address Change? Mark box
and indicate changes below.          / /



If you plan to attend the annual
meeting, please check the box.       / /

If you would like to reduce the costs incurred
by Avaya in mailing proxy materials, please
consent to receiving all future proxy statements
and annual reports issued by Avaya electronically
via the Internet by checking the box.                       / /

AVAYA INC.
P.O. BOX 11465
NEW YORK, N.Y. 10203-0465

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

                                   VOTE BY INTERNET OR TELEPHONE
AVAYA
                                    24 HOURS A DAY - 7 DAYS A WEEK
                            SAVE YOUR COMPANY MONEY - IT'S FAST AND CONVENIENT

                                    TELEPHONE
                                 1-866-593-3359

o Use any touch-tone telephone
o Have your proxy form in hand
o Enter the control number located in the box below
o Follow the simple recorded instructions

                                       OR

                                    INTERNET
                        https://www.proxyvotenow.com/avy

o Go to the website address listed above
o Have your proxy form in hand
o Enter the control number located in the box below
o Follow the simple instructions

                                       OR

                                      MAIL
o Mark, sign and date the proxy card
o Detach the proxy card below
o Return the proxy card in the postage-paid envelope provided

                                                       CONTROL NUMBER FOR
                                                 TELEPHONE AND INTERNET VOTING

CALL TOLL-FREE TO VOTE: 1-866-593-3359
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card. TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 12:01 A.M. EASTERN STANDARD TIME ON FEBRUARY 26, 2002.

        PLEASE DETACH HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

Mark, Sign, Date and Return the Proxy Card Promptly
Using the Enclosed Envelope.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5,
                         6 AND 7 AND AGAINST ITEM 8.

Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

1.  Election of Class 1 Directors:          FOR      WITHHOLD

  01 Jeffrey A. Harris                      / /        / /


  02 Franklin A. Thomas                    / /        / /




                                                       FOR   AGAINST   ABSTAIN
2.  Directors' Proposal - Approval of the adoption
    of the Avaya Inc. 2000 Long Term Incentive Plan    / /      / /      / /


3.  Directors' Proposal - Approval of the adoption
    of the Avaya Inc. Short Term Incentive Plan       / /      / /      / /

4.  Directors' Proposal - Approval of the amendment
    to the Certificate of Designations, Preferences
    and Rights of Series B Convertible Participating
    Preferred Stock                                   / /      / /      / /

5.  Directors' Proposal - Approval of an amendment to
    the Restated Certificate of Incorporation to authorize
    the 1-for-30 Reverse/30-for-1 Forward Split       / /      / /      / /

6.  Directors' Proposal - Approval of an amendment to
    the Restated Certificate of Incorporation to authorize
    the 1-for-40 Reverse/40-for-1 Forward Split      / /      / /      / /

7.  Directors' Proposal - Approval of an amendment to
    the Restated Certificate of Incorporation to authorize
    the 1-for-50 Reverse/50-for-1 Forward Split     / /      / /      / /

8.  Shareholder Proposal - Regarding Certain
    Voting Procedures                              / /      / /      / /


With respect to other matters that properly come before the meeting, this proxy will be voted in the discretion of the named proxies.

Shareholder sign here                               Date

Co-Owner sign here

AVAYA

                                ADMISSION TICKET

                                   AVAYA INC.
                       2002 ANNUAL MEETING OF SHAREHOLDERS
                           Tuesday, February 26, 2002
                         9:00 a.m. Eastern Standard Time

                        Raritan Valley Community College
                            Rt. 28 and Lamington Road
                         North Branch, New Jersey 08876

            THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER.

DIRECTIONS:

FROM THE NORTH
Take Interstate 287 SOUTH to Interstate 78 WEST. Proceed on 78 WEST for approx. 3 miles to Exit 26 (Lamington/North Branch). At traffic light at off ramp make a left onto Rattlesnake (county road 665) which turns into Lamington Road. Take Lamington Road for approximately 3 miles. At traffic light make a left onto Easton Turnpike (county road 614). At the next traffic light (Orr Drive) make a left into the main entrance to the College.

FROM THE SOUTH
Take Interstate 287 NORTH to the Route 22 WEST exit. After approx. 7 miles (just before the 5th light), exit at Raritan Valley College Drive (Orr Drive). At the end of Orr Drive is a traffic light. Proceed straight to enter the College.



FROM THE EAST
Take Interstate 78 WEST. Proceed on 78 WEST and get off at Exit 26 (Lamington/North Branch). At traffic light at off ramp make a left onto Rattlesnake (county road 665) which turns into Lamington Road. Take Lamington Road for approximately 3 miles. At traffic light make a left onto Easton Turnpike (county road 614). At the next traffic light (Orr Drive) make a left into the main entrance to the College.

FROM THE WEST
Take Interstate 78 EAST to Exit 26 (Lamington/North Branch). Turn right at light onto Lamington Road (county road 665). Take Lamington Road for approximately 3 miles. At traffic light make a left onto Easton Turnpike (county road 614). At the next traffic light (Orr Drive) make a left into the main entrance to the College.

NOTE: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video or still photography at the Annual Meeting is not permitted, and no cans, coolers or bottles are permitted inside the Annual Meeting. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.


AVAYA
211 Mt. Airy Road
Basking Ridge, New Jersey 07920

                                                                     PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS ON TUESDAY, FEBRUARY 26, 2002.

The shares of Series B Convertible Participating Preferred Stock you hold will be voted as you specify.

By signing this proxy, you revoke all prior proxies and appoint Donald K. Peterson, Garry K. McGuire, Sr. and Rhonda L. Seegal, each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5, 6 AND 7 AND AGAINST ITEM 8.

Address Change? Mark box
and indicate changes below.          / /



If you plan to attend the annual
meeting, please check the box.       / /

If you would like to reduce the costs incurred
by Avaya in mailing proxy materials, please
consent to receiving all future proxy statements
and annual reports issued by Avaya electronically
via the Internet by checking the box.                       / /

AVAYA INC.
P.O. BOX 11465
NEW YORK, N.Y. 10203-0465

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.